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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                  JULY 18, 2001

                                      AMONG


                                DREAMLIFE, INC.,

                              DISCOVERY TOYS, INC.,

                                       AND

                    THE STOCKHOLDERS OF DISCOVERY TOYS, INC.
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                                           TABLE OF CONTENTS

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ARTICLE I             AGREEMENT TO PURCHASE AND SELL STOCKHOLDER SHARES..............................1

         1.1      Agreement to Purchase and Sell Stockholder Shares..................................1

         1.2      Consideration......................................................................1

                  (a)      Procedure for Exchange....................................................2

                  (b)      Fractional Shares.........................................................2

                  (c)      No Further Ownership Rights in Company Stock..............................2

                  (d)      Lost, Stolen or Destroyed Company Certificates............................2

         1.3      Treasury Stock; Options and Rights to Purchase Company Common Stock................2

         1.4      Tax-Free Transaction...............................................................3

         1.5      Closing............................................................................3

ARTICLE II            REPRESENTATIONS AND WARRANTIES.................................................3

         2.1      Representations and Warranties of the Company......................................3

                  (a)      Organization; Good Standing; Qualification and Power......................3

                  (b)      Equity Investments........................................................4

                  (c)      Capital Stock; Securities.................................................4

                  (d)      Authority; No Consents....................................................6

                  (e)      Financial Information.....................................................7

                  (f)      Absence of Undisclosed Liabilities........................................7

                  (g)      Absence of Changes........................................................7

                  (h)      Tax Matters...............................................................9

                  (i)      Title to Assets, Properties and Rights and Related Matters...............10

                  (j)      Real Property-Owned or Leased............................................11

                  (k)      Intellectual Property....................................................11

                  (l)      Agreements, Etc..........................................................12

                  (m)      No Defaults..............................................................14

                  (n)      Litigation, Etc..........................................................14

                  (o)      Accounts and Notes Receivable............................................14

                  (p)      Accounts and Notes Payable...............................................15

                  (q)      Compliance; Governmental Authorizations..................................15

                  (r)      Environmental Matters....................................................15


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                  (s)      Labor Relations; Employees...............................................16

                  (t)      Employee Benefit Plans and Contracts.....................................16

                  (u)      Certain Agreements.......................................................19

                  (v)      Insurance................................................................19

                  (w)      Bank Accounts; Powers of Attorney........................................19

                  (x)      Brokers..................................................................19

                  (y)      Related Transactions.....................................................19

                  (z)      Customers................................................................20

                  (aa)     Inventory................................................................20

                  (bb)     Orders...................................................................20

                  (cc)     Disclosure...............................................................21

                  (dd)     Available Cash...........................................................21

                  (ee)     Knowledge Definition.....................................................21

         2.2      Several Representations and Warranties of the Stockholders........................21

                  (a)      Title; Absence of Certain Agreements.....................................21

                  (b)      Organization, Good Standing and Power....................................21

                  (c)      Authority - General......................................................22

                  (d)      Investment Representations...............................................22

                  (e)      Ownership................................................................24

                  (f)      Brokers..................................................................24

                  (g)      Representation by Legal Counsel..........................................24

         2.3      Representations and Warranties of Purchaser.......................................24

                  (a)      Organization; Good Standing; Qualification and Power.....................24

                  (b)      Equity Investments.......................................................25

                  (c)      Capital Stock............................................................25

                  (d)      Authority; No Consents...................................................26

                  (e)      SEC Documents............................................................27

                  (f)      Absence of Undisclosed Liabilities.......................................28

                  (g)      Absence of Changes.......................................................28

                  (h)      Tax Matters..............................................................28

                  (i)      Title to Assets, Properties and Rights and Related Matters...............29


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                  (j)      Real Property-Owned or Leased............................................30

                  (k)      Intellectual Property....................................................30

                  (l)      Agreements, Etc..........................................................31

                  (m)      No Defaults..............................................................33

                  (n)      Litigation, Etc..........................................................33

                  (o)      Accounts and Notes Receivable............................................33

                  (p)      Accounts and Notes Payable...............................................34

                  (q)      Compliance; Governmental Authorizations..................................34

                  (r)      Environmental Matters....................................................34

                  (s)      Labor Relations; Employees...............................................34

                  (t)      Employee Benefit Plans and Contracts.....................................35

                  (u)      Certain Agreements.......................................................38

                  (v)      Insurance................................................................38

                  (w)      Bank Accounts; Powers of Attorney........................................38

                  (x)      Brokers..................................................................38

                  (y)      Related Transactions.....................................................39

                  (z)      Customers................................................................39

                  (aa)     Inventory................................................................39

                  (bb)     Orders...................................................................40

                  (cc)     Available Cash...........................................................40

                  (dd)     Disclosure...............................................................40

                  (ee)     Knowledge Definition.....................................................40

ARTICLE III           RELATED AGREEMENTS............................................................40

         3.1      Related Agreements................................................................40

                  (a)      Registration Rights Agreement............................................41

                  (b)      Agreement with Anthony Robbins...........................................41

                  (c)      Release and Waiver.......................................................41

                  (d)      Note Exchange Agreement..................................................41

                  (e)      Customer Releases and Waivers............................................41

                  (f)      Peter Lund Agreement.....................................................41

                  (g)      Wit Capital Agreement....................................................41


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ARTICLE IV            CONDITIONS PRECEDENT..........................................................41

         4.1      Conditions to Obligations of the Purchaser, the Stockholders and the Company......41

                  (a)      Approvals................................................................42

                  (b)      Legal Action.............................................................42

         4.2      Conditions to Obligations of Purchaser............................................42

                  (a)      Representations and Warranties of the Stockholders.......................42

                  (b)      Options and Rights to Purchase Company Common Stock......................42

                  (c)      Performance of Several Obligations of the Company and the Stockholders...42

                  (d)      Certificate of Secretary of Company and Stockholders; Etc................42

                  (e)      Authorization of Acquisition.............................................43

                  (f)      Government Consents, Authorizations, Etc.................................43

                  (g)      Related Agreements.......................................................43

                  (h)      Acquisition of Shares....................................................43

                  (i)      Third Party Consents.....................................................43

                  (j)      Payment of Costs and Expenses............................................43

                  (k)      Accountant Consent.......................................................43

                  (l)      FIRPTA Certificate.......................................................43

                  (m)      Acceptance by Counsel to Purchaser.......................................44

         4.3      Conditions to Obligations of the Company and the Stockholders.....................44

                  (a)      Representations and Warranties of Purchaser..............................44

                  (b)      Performance of Obligations of Purchaser..................................44

                  (c)      Certificate of Secretary of Purchaser....................................44

                  (d)      Authorization of Acquisition.............................................44

                  (e)      Government Consents, Authorizations, Etc.................................44

                  (f)      Board of Directors.......................................................44

                  (g)      Resignation of Directors.................................................45

                  (h)      Purchaser Third Party Consents...........................................45

                  (i)      Termination of Stockholder Agreement.....................................45

                  (j)      Acceptance by Counsel to the Company and the Stockholders................45

                  (k)      Closing of Equity Financing..............................................45


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                  (l)      Related Agreements.......................................................45

                  (m)      Repayment of Chase.......................................................45

ARTICLE V             ADDITIONAL AGREEMENTS.........................................................46

         5.1      Payment of Fees and Expenses......................................................46

         5.2      Restrictions on Transfer..........................................................46

         5.3      Stockholder Assurance.............................................................48

         5.4      Confidential Information..........................................................48

         5.5      SEC Filings.......................................................................48

         5.6      Election of Directors of Purchaser and Company....................................48

                  (a)      Company Directors........................................................49

                  (b)      Company Issuance of Capital Stock........................................49

ARTICLE VI            MISCELLANEOUS.................................................................49

         6.1      Entire Agreement..................................................................49

         6.2      Survival..........................................................................49

         6.3      Descriptive Headings..............................................................49

         6.4      Notices...........................................................................49

         6.5      Counterparts......................................................................50

         6.6      Governing Law; Submission to Jurisdiction.........................................50

         6.7      Benefits of Agreement.............................................................51

         6.8      Pronouns..........................................................................51

         6.9      Amendment, Modification and Waiver................................................51

         6.10     California Securities Law.........................................................51
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SCHEDULES

Schedule I            Stockholders

EXHIBITS

Exhibit A             Company Disclosure Schedule

Exhibit B             Form of Registration Rights Agreement

Exhibit C             Purchaser Disclosure Schedule

Exhibit D             Form of Agreement with Anthony Robbins

Exhibit E             Form of Release and Waiver

Exhibit F             Note Exchange Agreement

Exhibit G             Customer Release Agreement

Exhibit H             Customer Release Agreement

Exhibit I             Peter Lund Employment Agreement

Exhibit J             Wit Agreement
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                  STOCK PURCHASE AGREEMENT dated as of July 18, 2001, among
DREAMLIFE, INC., a Delaware corporation ("PURCHASER"), DISCOVERY TOYS, INC., a California corporation (the "COMPANY") and all of the holders of all of the issued and outstanding capital stock of the Company (collectively, the "STOCKHOLDERS").

                  WHEREAS, the Boards of Directors of Purchaser and the Company and each Stockholder (individually or by its governing body) have each duly approved and/or adopted this Stock Purchase Agreement (this "AGREEMENT") and the proposed acquisition of all of the issued and outstanding shares of capital stock of the Company by Purchaser in accordance with this Agreement, upon the terms and subject to the conditions set forth in this Agreement (the "ACQUISITION").

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                    ARTICLE I

                AGREEMENT TO PURCHASE AND SELL STOCKHOLDER SHARES

         1.1 AGREEMENT TO PURCHASE AND SELL STOCKHOLDER SHARES. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined herein), each Stockholder shall sell and deliver to Purchaser, and Purchaser shall purchase from each Stockholder, for the consideration provided in Section
1.2 hereof, that number and class of shares of capital stock of the Company set forth opposite the name of such Stockholder on SCHEDULE I attached hereto (the "STOCKHOLDER SHARES") (representing, as to each Stockholder, all shares of capital stock of the Company to be owned, of record and/or beneficially, immediately prior to the Closing by each such Stockholder after giving effect to the exercise, exchange, conversion and/or termination, in full, of all outstanding rights, options, warrants and any other securities of the Company owned, of record and/or beneficially, by each such Stockholder that are, directly or indirectly, exercisable or exchangeable for, or convertible into, Company Stock (as defined herein) which such exercise, exchange, conversion and/or termination shall be a condition precedent to the Closing) and any and all rights and benefits incident to the ownership thereof, free and clear of all Encumbrances (as defined herein).

         1.2 CONSIDERATION. The Purchaser shall, against delivery of all of the Stockholder Shares, purchase from the Stockholders, in the aggregate, all outstanding shares of capital stock of the Company (collectively, the "COMPANY STOCK") in exchange for unregistered shares of common stock, par value $0.01 per share, of the Purchaser (the "PURCHASER COMMON STOCK"). The aggregate purchase price (the "AGGREGATE PURCHASE PRICE") to be paid for all Stockholder Shares to be purchased hereunder is an aggregate of thirty three million seven hundred seventy two thousand one hundred forty three (33,772,143) shares of Purchaser Common Stock (the "ACQUISITION SHARES") at an exchange ratio of 79.6058452487 shares of Purchaser Common Stock for each outstanding Stockholder Share.


                                       1
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                  (a) PROCEDURE FOR EXCHANGE. At the Closing, Purchaser shall deliver to each Stockholder a stock certificate (a "PURCHASER CERTIFICATE"), registered in the name of such Stockholder, representing that number of unregistered Acquisition Shares set forth opposite the name of such Stockholder on SCHEDULE I attached hereto under the column entitled "DREAMLIFE SHARES." Each Stockholder shall deliver to the Purchaser stock certificates, duly endorsed in blank and in proper form for transfer to the Purchaser, representing all of such Stockholder's Stockholder Shares (each, a "COMPANY CERTIFICATE") for transfer and assignment to the Purchaser, together with such other documents as may be reasonably required by Purchaser to effectuate the issuance of a Purchaser Certificate with respect to such Stockholder. In the event of a transfer of ownership of the Stockholder Shares that is not registered on the transfer records of the Company, a Purchaser Certificate representing the proper number of Acquisition Shares may be issued to a transferee if the Company Certificate representing such Stockholder Shares is presented to Purchaser, accompanied by all documents required to evidence and effect such transfer.

                  (b) FRACTIONAL SHARES. No fractional Acquisition Shares shall be issued in connection with the Acquisition, but in lieu thereof each holder of Stockholder Shares who would otherwise be entitled to receive a fraction of an Acquisition Share will receive from Purchaser, at such time as such holder shall receive a certificate representing Acquisition Shares as contemplated by Section 1.2(a), a check representing an amount of cash (without interest), rounded to the nearest cent, equal to (i) the average of the closing bid and ask prices for the ten (10) trading days prior to the Closing (the "AVERAGE PRICE") MULTIPLIED BY (ii) the fraction of an Acquisition Share otherwise issuable to such holder. The fractional interests of each Stockholder of the Company will be aggregated so that no Stockholder of the Company will receive cash in an amount equal to or greater than the Average Price.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All Acquisition Shares issued in exchange for and upon surrender of Stockholder Shares in accordance with the terms of this Article I shall be deemed to have been issued in full satisfaction of any and all rights pertaining to, or liabilities or obligations of the Company in respect of, such Stockholder Shares (including, by way of example and not in limitation thereof, the right to receive any accrued and unpaid dividends or distributions thereon).

                  (d) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Company Certificate to be lost, stolen or destroyed and the agreement of such person to indemnify the Company and the Purchaser from and against any claim that may be made against it with respect to such Company Certificate (with respect to which indemnity Purchaser may in its discretion require the posting of a bond by such person to secure such indemnity), Purchaser will issue in exchange for such lost, stolen or destroyed Company Certificate the consideration otherwise payable in respect of the Stockholder Shares represented thereby in accordance with the provisions of this Section 1.2.

         1.3 TREASURY STOCK; OPTIONS AND RIGHTS TO PURCHASE COMPANY COMMON STOCK. At or prior to the Closing, all shares of capital stock held or owned by the Company as treasury stock shall be cancelled. Prior to the Closing, each Stockholder having direct or indirect


                                       2
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beneficial ownership of any security (including, but not limited to any rights, options or warrants) of the Company which such Stockholder may exercise, exchange and/or convert, directly or indirectly, into shares of common stock, without par value, of the Company ("COMPANY COMMON STOCK") shall have exercised, exchanged and/or converted such securities into or for Company Common Stock or otherwise canceled or terminated such securities, such that as of the Closing there shall be no security of the Company outstanding other than the Company Common Stock. Furthermore, all rights, whether granted by agreement or otherwise, to purchase or subscribe for shares of Company Stock shall have been terminated prior to the Closing.

         1.4 TAX-FREE TRANSACTION. For Federal income tax purposes, the parties intend that the Acquisition be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code (as defined herein).

         1.5 CLOSING. The closing hereunder with respect to the transactions contemplated by Article 1 hereof (the "CLOSING") is taking place on the date hereof at the offices of Orrick, Herrington & Sutcliffe LLP ("ORRICK"), 666 Fifth Avenue, New York, New York 10103, or at such other date and/or places as the parties hereto shall agree (such date of Closing sometimes being referred to herein as the "CLOSING DATE").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Purchaser that, except as disclosed in the disclosure schedule attached hereto as EXHIBIT A (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "COMPANY DISCLOSURE SCHEDULE"):

                  (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

                           (i) The Company (a) is a corporation duly organized,
                  validly existing and in good standing in the State of California, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and the Related Agreements (as defined herein), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (c) is duly qualified and in good standing to do business in those jurisdictions listed in Section 2.1(a)(i) of the Company Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Company Material Adverse Effect (as defined herein). The Company has delivered to Purchaser true and complete copies of the Charter (as defined herein) and by-laws of the Company, in each case as amended to the date hereof. As used herein, "CHARTER" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments


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                  thereto, as the same may have been restated, and any
                  amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement. As used herein, "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities (as defined herein) of the Company and its Subsidiaries (as defined herein) taken as a whole.

                           (ii) Each Subsidiary of the Company is a corporation
                  duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to transact business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Company Material Adverse Effect, and has the corporate power and authority to own its property and assets and to carry on its business as presently conducted and as proposed to be conducted. The term "SUBSIDIARY" (which shall include all forms of such word, including, but not limited to, "SUBSIDIARIES") shall hereinafter mean each of those entities identified in Section 2.1(a)(ii) of the Company Disclosure Schedule.

                           (iii) The following information for the Subsidiaries
                  is set forth in Section 2.1(a)(iii) of the Company Disclosure
                  Schedule: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company in such Subsidiary and the names of and percentage interest held by the other interest holders, if any, in such Subsidiary, and (iii) any loans from the Company to, or priority payments due to the Company from, such Subsidiary and the rate of return thereon.

                  (b) EQUITY INVESTMENTS. Except as set forth in the Company Disclosure Schedule, neither the Company nor any Subsidiary has any subsidiaries (other than, in the case of the Company, the Subsidiaries), nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity nor are there any options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance to the Company or any Subsidiary of shares of capital stock or other equity interests of a third party or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of any third party or any such other securities.

                  (c) CAPITAL STOCK; SECURITIES.

                           (i) The authorized capital stock of the Company
                  consists of 491,000 shares of common stock, without par value. As of the date hereof, 424,242 shares of common stock are validly issued and outstanding, fully paid and non-assessable and are not subject to any preemptive rights. Section 2.1(c)(i) of the Company Disclosure Schedule sets forth a true and complete list of the holders of shares of Company Stock and the number of such shares owned of record and beneficially by each such holder.


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                  Except as set forth in Section 2.1(c)(i) of the Company
                  Disclosure Schedule there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Company Stock to which the Company is a party or by which it is bound, or, to the knowledge of the Company, among or between any persons other than the Company. There are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. All prior issuances of securities were made in compliance with and not in violation of all applicable Federal, state, local and foreign securities laws and no shares of capital stock were issued in violation of any preemptive rights.

                           (ii) For the purposes of this Agreement, the number
                  of shares of Company Stock outstanding, at any time, on a "FULLY DILUTED BASIS" shall be all outstanding shares of capital stock of the Company (assuming the exercise, exchange or conversion of all options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party, or by which the Company is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities).

                           (iii) The Stockholder Shares constitute one hundred
                  percent (100%) of the outstanding securities of the Company on a Fully Diluted Basis.

                           (iv) All of the outstanding shares of capital stock
                  of, or other securities of, each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Encumbrances (as defined herein). There are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which any Subsidiary is or may become obligated to issue any shares of the capital stock or other securities of such Subsidiary. There are, and immediately upon consummation of the Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of any Subsidiary pursuant to any provision of law of the United States, any state thereof or of any other country, the Charter (or similar documents) or any agreement to which such Subsidiary is a party; and there is, and immediately upon the consummation of the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock or other securities of any Subsidiary (whether outstanding or issuable upon conversion or

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                  exercise of outstanding securities). All shares of the capital stock and other securities issued by each Subsidiary at or prior to the Closing have been or are being issued in transactions exempt from registration under the Securities
                  Act, all applicable state securities or "blue sky" laws. No Subsidiary has violated the Securities Act, any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities at or prior to the Closing.

                  (d) AUTHORITY; NO CONSENTS. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and each of the Related Agreements to which the Company is a party have been, and when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which the Company is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity. Except as set forth in Schedule 2.1(d), neither the execution, delivery and performance of this Agreement or the Related Agreements to which the Company is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company or any Subsidiary under any term, condition or provision of (x) any instrument or agreement to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary or any of their properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (as defined herein) applicable to the Company or any of their properties, assets or rights or (z) the Company's or any Subsidiary's Charter or by-laws, as amended through the date hereof, respectively. Except as set forth in Section 2.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company or the Stockholders of this Agreement or the Related Agreements or the consummation by the Company or the Stockholders of the transactions contemplated hereby or thereby. "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality.

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                  (e) FINANCIAL INFORMATION.

                           (i) Attached hereto as Section 2.1(e) of the Company
                  Disclosure Schedule are the following financial statements of the Company (collectively, the "COMPANY FINANCIAL STATEMENTS"): the consolidated audited balance sheets, statement of income and statement of cash flows as of and for the year ended December 31, 2000 (the "2000 FINANCIAL STATEMENTS") and the unaudited consolidated balance sheets, statement of income and statement of cash flows for the three
                  (3) month period ended March 31, 2001 (collectively, the "INTERIM FINANCIAL STATEMENTS").

                           (ii) The Company Financial Statements (A) are in
                  accordance with the books and records of the Company, (B) fairly present the financial condition of the Company and all of its Subsidiaries as at the respective dates indicated and the results of operations of the Company and all of its Subsidiaries for the respective periods indicated and (C) have been prepared in accordance with GAAP, except as indicated therein.

                  (f) ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("LIABILITY")) and there is no existing fact, condition or circumstance which could reasonably be expected to result in such Liabilities, except Liabilities (i) disclosed on Section 2.1(f) of the Company Disclosure Schedule, (ii) set forth on the balance sheet included in the Interim Financial Statements, (iii) not required to be disclosed in the Interim Financial Statements in order for such Interim Financial Statements to fairly present the financial condition of the Company as at March 31, 2001 in accordance with GAAP, or (iv) incurred in the ordinary course of business since March 31, 2001. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS NO. 5")) which were not adequately provided for on the Company balance sheet included in the 2000 Financial Statements and the Company balance sheet included in the Interim Financial Statements, respectively, as required by FAS No. 5.

                  (g) ABSENCE OF CHANGES. Except as set forth in Schedule 2.1(g) of the Company Disclosure Schedule, since March 31, 2001, the Company and each Subsidiary has been operated in the ordinary course, consistent with past practice, and there has not been:

                           (i) any material adverse change in the businesses,
                  conditions (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities (a "COMPANY MATERIAL ADVERSE CHANGE") of the Company or any Subsidiary;

                           (ii) any damage, destruction or loss, whether or not
                  covered by insurance, having or which could be reasonably likely to have a Company Material Adverse Effect;

                           (iii) any Liability, in excess of $10,000
                  individually or $25,000 in the aggregate, created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company or any Subsidiary, other than the license, sale or transfer of the Company's products to customers in the ordinary course of business;

                           (iv) any payment, discharge or satisfaction of any
                  Encumbrance or Liability by the Company or any Subsidiary or any cancellation by the Company or any Subsidiary of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company or any Subsidiary;

                           (v) any declaration, setting aside or payment of any
                  dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or any Subsidiary;

                           (vi) any stock split, reverse stock split,
                  combination, reclassification or recapitalization of any Company Stock or capital stock of any Subsidiary, or any issuance of any other security in respect of or in exchange for, any shares of Company Stock or capital stock of any Subsidiary;

                           (vii) any issuance by the Company or any Subsidiary
                  of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such entity's capital stock or debt security;

                           (viii) any license, sale, transfer, pledge, mortgage
                  or other disposition of any material tangible or intangible asset of the Company or any Subsidiary, other than in the ordinary course of business;

                           (ix) any termination of, or written indication of an
                  intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person or any Subsidiary and any other person;

                           (x) any material write-down or write-up of the value
                  of any asset of the Company or any Subsidiary, or any material write-off of any accounts receivable or notes receivable of the Company or any Subsidiary or any portion thereof;

                           (xi) any increase in or modification of compensation
                  payable or to become payable to (A) any director or officer of the Company or any Subsidiary or (B) any employee of the Company or any Subsidiary other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

                           (xii) any material increase in or modification or
                  acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company or any Subsidiary;

                           (xiii) the making of any loan, advance or capital
                  contribution to or investment in any person or entity or the engagement in any transaction with any employee, officer, director or securityholder of the Company (or similar transactions involving any such persons of any Subsidiary), other than (A) advances to employees in the ordinary course of business for travel and similar business expenses or (B) other loans and advances in an aggregate amount which did not exceed $25,000 outstanding at any one time;

                           (xiv) any change in the accounting methods or
                  practices followed by the Company or any Subsidiary or any change in depreciation or amortization policies or rates theretofore adopted;

                           (xv) any change in the manner in which the Company or
                  any Subsidiary extends discounts or credit to customers or otherwise deals with customers;

                           (xvi) any termination of employment of any officer or
                  key employee of the Company or any Subsidiary or any expression of intention by any officer or key employee of the Company or any Subsidiary to resign from such office or employment with such entity;

                           (xvii) any amendments or changes in the Company's
                  Charter or by-laws or the Charter or by-laws of any Subsidiary; or

                           (xviii) any agreement, understanding, authorization
                  or proposal, whether in writing or otherwise, for the Company or any Subsidiary to take any of the actions specified in items (i) through (xvii) above.

                  (h) TAX MATTERS.

                           (i) Except as set forth in Section 2.1(h) of the
                  Company Disclosure Schedule, the Company and each Subsidiary have (a) not requested an extension of time in connection with, and have timely filed, all Tax Returns required to be filed by it relating to any Taxes with respect to any income, properties or operations of the Company and each Subsidiary, respectively; (b) all such Tax Returns were complete and correct and the Company and each Subsidiary have paid all Taxes due; (c) the Company and each Subsidiary are not delinquent in the payment of any Taxes; (d) there are no pending tax audits of any Tax Return of the Company or any Subsidiary; (e) no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company or any Subsidiary has been proposed, asserted or assessed against the Company or any Subsidiary; (f) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction, and no taxing authority in any jurisdiction where a Subsidiary does not file Tax Returns has made a claim, assertion or threat to such Subsidiary that such Subsidiary is or may be subject to taxation in such jurisdiction; (g) the Company and each Subsidiary have not granted any extension of the statute of limitations applicable to any Tax Return or other Tax claim with respect to any income, properties or operations of the Company or any Subsidiary; (h) there are no tax liens on any of the assets of the Company and its Subsidiaries that arose from any failure or alleged failure to pay any tax; and (i) the Company and each Subsidiary have not made any election under Section 341(f) of the Code.

                           (ii) Neither the Company nor any Subsidiary has made
                  any payment or payments, is obligated to make any payment or payments, and is not a party to any agreements that could obligate the Company or any Subsidiary to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any similar provision of state, local or foreign law).

                           (iii) Neither the Company nor any Subsidiary is a
                  party to any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary has any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

                           (iv) Neither the Company nor any Subsidiary has
                  incurred liability for taxes as a result of a transaction described in Section 355 (d) or (e) of the Code.

         As used in this Section 2.1(h), the term "SUBSIDIARY" shall mean any corporation with respect to which a specified person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         As used in this Agreement, the term "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         As used in this Agreement, the term "TAX" shall mean any of the Taxes and the term "TAXES" shall mean, with respect to any person or entity, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

                  (i) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. Each of the Company and each Subsidiary has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the balance sheet included in the Interim Financial Statements or acquired after March 31, 2001 (except inventory or other property sold or otherwise disposed of since March 31, 2001, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to March 31, 2001, or not so reflected in such balance sheet but used or useful in the conduct or operation of the Company's and each Subsidiary's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 2.1(i) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company and each Subsidiary are in good operating condition and repair in all material respects (ordinary wear and tear excepted). As used herein, the term "ENCUMBRANCES" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other Encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                  (j) REAL PROPERTY-OWNED OR LEASED. Neither the Company nor any Subsidiary currently owns, nor have any of them or, to their knowledge, any of their predecessors ever owned, any real property. Section 2.1(j) of the Company Disclosure Schedule contains a list of (i) all real property leased by the Company and each Subsidiary (the "LEASED REAL PROPERTY"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "LEASES"), any requirement of consent of the lessor to a change in the majority ownership of the outstanding voting capital stock of the Company. The Company and each Subsidiary is, respectively, the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force and effect and constitute valid and binding obligations of the Company and each Subsidiary.

                  (k) INTELLECTUAL PROPERTY.

                           (i) The Company and each Subsidiary owns or possesses
                  sufficient legal rights to all Intellectual Property (as defined herein) necessary for its business without any known conflict with the rights of others. Neither the Company nor any Subsidiary has received any written communications alleging that the Company or any Subsidiary has violated or is infringing, by conducting its business, or would violate or infringe any of the patents, trademarks, service marks, tradenames, copyrights (or in each case, any applications therefor), software licenses, trade secrets or other proprietary rights or processes of any other person or entity. Neither the Company nor any Subsidiary is aware that any of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or any Subsidiary or that would conflict with the Company's business or such Subsidiary's business. Neither the execution or delivery of this Agreement or any Related Agreement, nor the carrying on of the Company's business or a Subsidiary's business by the employees of the Company or the employees of each Subsidiary, nor the conduct of the Company's business or a Subsidiary's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees or any of the Subsidiaries' employees (or persons it or a Subsidiary currently intends to hire) made prior to their employment by the Company or a Subsidiary.

                           (ii) Section 2.1(k) of the Company Disclosure
                  Schedule sets forth (A) the patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright registrations and applications of each of the Company and each Subsidiary and (B) Internet domain names and applications therefor and other filings and formal actions made or taken pursuant to federal, state or local and foreign laws by the Company and each Subsidiary to protect or perfect its interests therein.

                           (iii) "INTELLECTUAL PROPERTY" means all patents,
                  patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, mask works, trade dress, logos and designs, skills, experience, expertise and all documentation and media constituting, describing or relating to the foregoing.

                  (l) AGREEMENTS, ETC. Section 2.1(l) of the Company Disclosure Schedule sets forth a true and complete list of all material written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company or any Subsidiary is a party, or made in the ordinary course of business and referred to in clauses (i) through (xvi) of this
Section 2.1(l). Except as set forth on Schedule 2.1(l) to the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to the following:

                           (i) any material distributorship, dealer, sales,
                  advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or any Subsidiary or of any business segment of the Company or any Subsidiary;

                           (ii) any joint venture, partnership or other
                  agreement or arrangement for the sharing of profits;

                           (iii) any collective bargaining contract or other
                  contract with or commitment to any labor union;

                           (iv) the future purchase, sale or license of
                  products, material, supplies, equipment or services requiring payments to or from the Company or any Subsidiary in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other Liability at or at any time after the Closing Date, and any agreement in which the Company or any Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

                           (v) any license (whether as licensor or licensee), or
                  sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company or any Subsidiary licenses any intellectual property or other products and services to any third party;

                           (vi) the employment by the Company or any Subsidiary
                  of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other Liability at or at any time after the Closing Date;

                           (vii) any profit-sharing, bonus, stock option, stock
                  appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                           (viii) any indenture, mortgage, promissory note, loan
                  agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (ix) any material agreement, instrument or other
                  arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company or any Subsidiary;

                           (x) any lease for real property (whether as lessor or
                  lessee) or any other lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any items of tangible personal property owned by any third party;

                           (xi) any contract or commitment for charitable
                  contributions;

                           (xii) any contract or commitment for capital
                  expenditures individually in excess of $10,000;

                           (xiii) any agreement or contract with a "disqualified
                  individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code as a result of the transactions contemplated hereby;

                           (xiv) any agreement or arrangement for the sale of
                  any assets, properties or rights having a value in excess of $10,000;

                           (xv) any agreement which restricts the Company or any
                  Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                           (xvi) any other agreement, contract or commitment
                  which is material to the Company and its Subsidiaries, taken as a whole.

         For purposes of this Section 2.1(l) and Section 2.1(m) hereof, the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company or Subsidiary, as applicable, or otherwise have a value, of at least $25,000. The Company has furnished to Purchaser true and complete copies of all such agreements listed in Schedule 2.1(l) of the Company Disclosure Schedule and
(x) each such agreement (A) is the legal, valid and binding obligation of the Company and, to the knowledge of the Company or Subsidiary, as applicable, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and
(y) to the knowledge of the Company, except as set forth in Section 2.1(l) of the Company Disclosure Schedule, the other party or parties thereto is or are not in material default thereunder.

                  (m) NO DEFAULTS. The Company and each Subsidiary has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, contract, commitment, instrument or obligation to which the Company or any Subsidiary is a party or by which any of their properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by the Company or any Subsidiary under any of the foregoing.

                  (n) LITIGATION, ETC. Except as set forth in Schedule 2.1(n) of the Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "ACTIONS") pending, or to the knowledge of the Company, threatened against the Company or any Subsidiary, nor is there any basis therefor, whether at law or in equity, or before or by any Governmental Authority, (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or any Subsidiary or (iii) disputes with customers, vendors, consultants, salespersons or distributors or the Company or any Subsidiary which involve a disputed amount in excess of $25,000. There are no Actions pending or, to the knowledge of the Company, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Company or any Subsidiary, of any of the present officers or employees of or consultants to the Company or any Subsidiary (collectively, the "DESIGNATED PERSONS") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or any Subsidiary, of any information, techniques or processes presently utilized or proposed to be utilized by the Company or any Subsidiary or any of the Designated Persons, that the Company or any Subsidiary or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information.

                  (o) ACCOUNTS AND NOTES RECEIVABLE. Except as set forth on
Section 2.1(o) of the Company Disclosure Schedule, and except as has not or would not reasonably be likely to have individually or in the aggregate a Company Material Adverse Effect all the accounts receivable and notes receivable owing to the Company and each Subsidiary as of the date hereof constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Section 2.1(o) of the Company Disclosure Schedule, there is (a) no account debtor or note debtor delinquent in its payment by more than ninety (90) days, (b) no account debtor or note debtor that has refused (or, to the knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (c) to the knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (d) no account receivable or note receivable which is pledged to any third party by the Company or any Subsidiary. Except to the extent of a reserve which the Company and each Subsidiary has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Company balance sheet included in the 2000 Financial Statements, is reasonable under the circumstances and is consistent with past practice), the Company reasonably expects that each account receivable of the Company and each Subsidiary existing on the Closing Date shall be paid in full by not later than the ninetieth (90th) day after the date each such respective account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof.

                  (p) ACCOUNTS AND NOTES PAYABLE. Except as set forth in Section 2.1(p) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is delinquent in its payment of their accounts payable or notes payable, in excess of $25,000 in the aggregate of all such accounts and notes payable, except those contested in good faith and already disclosed in Section 2.1(p) of the Company Disclosure Schedule.

                  (q) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. The Company and each Subsidiary has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company and each Subsidiary has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any thereof. Section 2.1(q) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company and each Subsidiary is operating or bound, and neither the Company nor any Subsidiary is in default or, to its knowledge, alleged to be in default under any thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

                  (r) ENVIRONMENTAL MATTERS. The Company and each Subsidiary currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations, including, without limitation, the Leased Real Property.

                  (s) LABOR RELATIONS; EMPLOYEES. The Company and each Subsidiary, collectively, employs a total of eighty four (84) employees in the United States and one in Canada as of the date hereof. Except as set forth in
Section 2.1(s) of the Company Disclosure Schedule, (A) neither the Company nor any Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, any Subsidiary, nor the Purchaser will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) the Company and each Subsidiary is in compliance in all material respects with all Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (D) there is no unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any comparable Governmental Authority, (E) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary, (F) no labor union has taken any action with respect to organizing the employees of the Company or any Subsidiary, (G) neither any grievance which could reasonably be expected to have a Company Material Adverse Effect on the conduct of the business of the Company and each Subsidiary, taken as a whole, nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any Subsidiary and (H) no employee has informed any officer of the Company or any Subsidiary that such employee will terminate his or her employment or engagement with the Company or any Subsidiary and the Company has no reason to believe that the key employees will not remain employees of the Company or any Subsidiary after the Closing. To the Company's knowledge, no employee of the Company or any Subsidiary is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any Subsidiary or any other party because of the nature of the business conducted or proposed to be conducted by the Company or any Subsidiary.

                  (t) EMPLOYEE BENEFIT PLANS AND CONTRACTS.

                           (i) Section 2.1 (t) of the Company Disclosure
                  Schedule identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company, any Subsidiary and any Employee (as defined herein), but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's and each Subsidiary's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company, any Subsidiary, or any ERISA Affiliate thereof (the "EMPLOYEE PLANS"). The Company has made available to the Purchaser true and complete copies of all Employee Plans (and, if applicable, related trust agreements), all amendments thereto, and summary plan description for all Employee Plans and written interpretations of all of the foregoing. For purposes of the preceding sentence, "ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under

                  "common control", as defined in Section 414(c) of the Code,
                  (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under
                  Section 414(o) of the Code, any of which includes the Company or (D) any Subsidiary. Any Employee Plans that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not multiemployer plans (as defined in Section 2.1(t)(iii))(collectively, the "PENSION PLANS"), are identified as such in the Company Disclosure Schedule. For purposes of this Section 2.1(t), "EMPLOYEE" means any common law employee, consultant or director of the Company or any Subsidiary.

                           (ii) Each Employee Plan that is intended to be
                  qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has provided the Purchaser with copies of the most recent Internal Revenue Service determination letters, IRS Forms 5500 (including schedules and attachments), and consolidated statement of assets and liabilities prepared in accordance with GAAP with respect to any Employee Plans. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans. All filings required to be filed as of the date hereof with respect to each Employee Plan, including, without limitation, filings of IRS Form 5500, have been made timely, accurately and with the appropriate government agency.

                           (iii) No Employee Plan is a "multiemployer plan" as
                  defined in Section 4001(a)(13) of ERISA, a "multiple employer plan" as defined in Section 413(c) of the Code, a "defined benefit plan" as defined in Section 3(35) of ERISA, or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has ever maintained, sponsored, participated in or contributed to any such plan, or has incurred any Liability with respect to
                  Section 412 of the Code or Title IV of ERISA, including Sections 4062, 4063 or 4201 of ERISA.

                           (iv) Section 2.1(t) of the Company Disclosure
                  Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company or any Subsidiary on behalf of any Employee, (C) covers any Employee or former Employee, and (D) under which the Company or any ERISA Affiliate has any present or future obligation or Liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Company's or any Subsidiary's salary and wage arrangements). Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "BENEFIT ARRANGEMENTS". Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

                           (v) Each Employee Plan which is a "group health plan"
                  (as defined in Section 5000 of the Code) (A) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Company or any Subsidiary, and (B) has been maintained in compliance with the Health Insurance Portability and Accountability Act of 1996, as amended. No such plan has reserves, assets or prepaid premiums.

                           (vi) All contributions due and payable on or before
                  the Closing Date in respect of any Employee Plan or Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Employee Plans or Benefit Arrangements for periods ending on the Closing Date for which payment is due after the Closing Date.

                           (vii) No Employee Plan or Benefit Arrangement
                  currently or previously maintained by the Company or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither the Company nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future.

                           (viii) The consummation of the transactions
                  contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the Section 2.1(t)(viii) of the Company Disclosure Schedule, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                           (ix) Except as set forth in Section 2.1(t)(ix) of the
                  Company Disclosure Schedule, with respect to each Employee Plan and Benefit Arrangement: (A) to the knowledge of the Company no breach of fiduciary duty has occurred with respect to which the Company or any Subsidiary or any such plan or arrangement or any fiduciary duty thereof may be liable or otherwise materially damaged; (B) no disputes, claims (other than routine claims for benefits), actions or investigations are pending or, to the knowledge of the Company, threatened;
                  (C) to the knowledge of the Company, no prohibited transaction has occurred with respect to which the Company, any Subsidiary, or any such plan or arrangement or any fiduciary thereof could reasonably be liable or otherwise materially damaged; (D) the Company and each Subsidiary has expressly reserved in itself the right to amend, modify or terminate any such written plan or arrangement, or any portion of it; and
                  (E) the Company and each Subsidiary has satisfied any bond coverage requirement of ERISA.

                           (x) No event has occurred or condition exists, with
                  respect to any Employee Plan, that has subjected or could reasonably subject the Company or any

                  ERISA Affiliate, or the Purchaser, or any Employee Plan to any material tax, fine, penalty or other Liability.

                           (xi) The Company and each Subsidiary is, to the
                  extent applicable, in material compliance with all laws similar to ERISA of non-United States jurisdictions.

                  (u) CERTAIN AGREEMENTS. Except as set forth in Section 2.1(u) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any Subsidiary from the Company or any Subsidiary, under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former director, officer or key employee of the Company or any Subsidiary materially increase any benefits otherwise payable under any Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (v) INSURANCE. Section 2.1(v) of the Company Disclosure Schedule contains a list of all policies of Liability, theft, fidelity, fire, product Liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company and each Subsidiary (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company and each Subsidiary thereunder and the status thereof; PROVIDED, that such list need not include claims made more then three years prior to the date hereof and which are no longer pending. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the knowledge of the Company, no basis exists for termination of any thereof on the part of the insurer. The Company believes that the amounts of coverage under such policies of insurance are adequate for the business and operations of each of the Company and each Subsidiary. Neither the Company nor any Subsidiary has, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

                  (w) BANK ACCOUNTS; POWERS OF ATTORNEY. Section 2.1(w) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and each Subsidiary and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and each Subsidiary and a summary of the terms thereof.

                  (x) BROKERS. Neither the Company, any Subsidiary, nor any of the officers, directors, securityholders, employees or agents of the Company or any Subsidiary, employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (y) RELATED TRANSACTIONS. Except as set forth in Section 2.1(y) of the Company Disclosure Schedule, no current or former director, officer or securityholder of the Company or any Subsidiary that is an affiliate of the Company, a Subsidiary or any associate (as defined in the rules promulgated under the Exchange Act (as defined herein)) thereof, is now, or has been at any time since December 31, 1997, (i) a party to any transaction with the Company or any Subsidiary (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company or a Subsidiary (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company or a Subsidiary which relates to the business of, or should properly accrue to, the Company or a Subsidiary.

                  (z) CUSTOMERS. Section 2.1(z) of the Company Disclosure Schedule sets forth a true and complete list of the customers of the Company and its Subsidiaries which during the last fiscal year ended accounted for five percent (5%) or more of the Company's consolidated revenues during such period, which list specifies the products and/or services supplied to each of such customers. Except as set forth in Section 2.1(z) of the Company Disclosure Schedule, the Company and each Subsidiary has a good, ongoing relationship with each of such customers and none of such customers has reduced, or expressed any intention of reducing, the dollar amount of its business with the Company or any Subsidiary or terminated, or expressed to the Company or any Subsidiary any intention of terminating, its business relationship with the Company or any Subsidiary.

                  (aa) INVENTORY. All items in the inventory reflected in the Company balance sheet included in the Interim Financial Statements or as currently owned by the Company and its Subsidiaries for use in the operation of the business (i) have been valued at cost or at market, whichever is lower, on a first-in, first-out (FIFO) basis in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

                           (i) The Company's and its Subsidiaries' inventories
                  of finished products, raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials as of March 31, 2001, the approximate quantities thereof, and their location are set forth in Section 2.1(aa) to the Company Disclosure Schedule.

                           (ii) Neither the Company nor any Subsidiary is aware
                  of any adverse condition affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company and its Subsidiary that are necessary to manufacture, package or label the products or are otherwise used in the business.

                  (bb) ORDERS. Section 2.1(bb) to the Company Disclosure Schedule contains an accurate summary as of March 31, 2001 of the Company's and its Subsidiaries' total backlog (including all accepted and unfulfilled service contracts and research agreements) and the aggregate of all outstanding purchase orders issued by the Company and each Subsidiary (which aggregates include all material contracts or commitments for the purchase by the Company and each Subsidiary of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Section 2.1(bb) to the Company Disclosure Schedule sets forth the Company's and its Subsidiaries' current policies with respect to returns of products in the course of the Company's and its Subsidiaries' conduct of the business. Except as set forth in Section 2.1(bb) to the Company Disclosure Schedule, neither the Company nor any Subsidiary has made any express warranties in connection with the sale of its products and services. Claims against the Company and its Subsidiaries for warranty costs (individually or in the aggregate) with respect to products and services during each of the last three fiscal years did not exceed $20,000, and there are no outstanding or threatened claims for any such warranty costs that would exceed $20,000 (individually or in the aggregate). As used above, the term "warranty cost" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

                     (cc) DISCLOSURE. The representations and warranties in this
Section 2.1 (including the Company Disclosure Schedule) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. All information and documentation requested by the Purchaser of the Company or its Subsidiaries in connection with the Purchaser's due diligence investigation of the Company and the Subsidiaries has been furnished or made available to the Purchaser.

                  (dd) AVAILABLE CASH. As of June 30, 2001, the Company maintained in all of its operating accounts cash balances in the aggregate amount of approximately $0.00.

                  (ee) KNOWLEDGE DEFINITION. As used in this Section 2.1, the term "knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge of the current directors or senior executive officers of the Company shall be imputed to be the knowledge of the Company.

         2.2 SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder severally (and not jointly) represents and warrants to Purchaser with respect to herself, himself or itself on and as of the date hereof as follows:

                  (a) TITLE; ABSENCE OF CERTAIN AGREEMENTS. Such Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the shares of Company Stock all of which, on the date hereof, is Company Common Stock, set forth opposite the name of such Stockholder on SCHEDULE I attached hereto, with the full power and authority to vote such Company Stock and transfer and otherwise dispose of such Stockholder's Company Stock and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between such Stockholder and any other stockholder of the Company or any other person with respect to the voting, sale or other disposition of Company Stock.

                  (b) ORGANIZATION, GOOD STANDING AND POWER. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement and the Related Agreements to which such Stockholder is a party, to perform its obligations hereunder and to consummate the transactions contemplated hereby or thereby.

                  (c) AUTHORITY - GENERAL. Such Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by such Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party, in the case of a Stockholder that is not a natural person, has been duly authorized by all requisite action on the part of such Stockholder; and this Agreement and each Related Agreement to which such Stockholder is a party has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which such Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of,
(C) cause a default under (with or without due notice, lapse of time or both),
(D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Stock or Purchaser capital stock), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder or any of his, her or its properties, assets or rights may be bound,
(y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his, her or its properties, assets or rights or (z) in the case of any Stockholder that is not a natural person, such Stockholder's Charter or by-laws or similar instruments of organization, as amended and/or restated through the date hereof, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any Related Agreement to which such Stockholder is a party. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

                  (d) INVESTMENT REPRESENTATIONS.

                           (i) Such Stockholder:

                  (A) is acquiring the Acquisition Shares being issued to such Stockholder for investment and for such Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "blue-sky" laws;

                  (B) understands (A) that the Acquisition Shares to be issued to him, her or it have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Stockholder as expressed herein, (B) that such Acquisition Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (C) that, except as provided in the Registration Rights Agreement (attached as EXHIBIT B hereto), Purchaser is under no obligation to so register such Acquisition Shares and (D) that the certificates evidencing such Acquisition Shares will be imprinted with a legend in the form set forth in Section 5.2(b) that prohibits the transfer of such shares, except as provided in Section 5.2;

                  (C) has read and reviewed, the Purchaser SEC Documents (as defined herein), which are available online at www.sec.gov, to such Stockholder;

                  (D) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Purchaser or persons acting on Purchaser's behalf concerning Purchaser and the terms and conditions of an investment in the Acquisition Shares;

                  (E) is aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the Acquisition Shares to be issued to him or it;

                  (F) can afford to suffer a complete loss of his, her or its investment in such Acquisition Shares;

                  (G) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things:
         (A) the availability of certain public information about the issuer,
         (B) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and
         (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as defined under the Exchange Act);

                  (H) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk; and

                  (I) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; PROVIDED that Cathy Adams and Richard Newton do not make this representation and warranty. Such individuals listed in the foregoing sentence shall, at the Closing, provide to counsel to the Purchaser a completed and executed investor representation letter, in form and substance reasonably satisfactory to counsel to the Purchaser; such letter shall be a condition to the issuance of the Acquisition Shares to such individual.

                  (e) OWNERSHIP. Except as disclosed in a schedule hereto, prior to the Closing, no Stockholder and none of such Stockholder's affiliates (as such term is defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) or is a member of a group having beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of any shares of capital stock of the Purchaser or any Purchaser Voting Securities Equivalents (as defined herein).

                  (f) BROKERS. No Stockholder has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (g) REPRESENTATION BY LEGAL COUNSEL. Such Stockholder has been advised by the Company to seek, and has sought, legal counsel in connection with the negotiation and execution of this Agreement and the Related Agreements.

         2.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company and each of the Stockholders that, except as disclosed in the disclosure schedule attached hereto as EXHIBIT C (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "PURCHASER DISCLOSURE SCHEDULE"):

                  (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

                           (i) Purchaser (a) is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (c) is duly qualified and in good standing to do business in those jurisdictions listed in
                  Section 2.3(a)(i) and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has delivered to the Company true and complete copies of the Charter and by-laws of the Purchaser, in each case as amended to the date hereof. "PURCHASER MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, condition (financial or otherwise), assets, properties, operations, results of operations, prospects, affairs or Liabilities of Purchaser and the Purchaser Subsidiaries (as defined herein) taken as a whole.

                           (ii) Each Purchaser Subsidiary is a corporation duly
                  incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to transact business as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Purchaser Material Adverse Effect, and has the corporate power and authority to own its property and assets and to carry on its business as presently conducted and as proposed to be conducted. The term "PURCHASER SUBSIDIARY" (which shall include all forms of such word, including, but not limited to, "Purchaser Subsidiaries") shall hereinafter mean each of those entities identified in Section 2.3(a)(ii) of the Purchaser Disclosure Schedule.

                           (iii) The following information for the Purchaser
                  Subsidiaries is set forth in Section 2.3(a)(iii) of the Company Disclosure Schedule: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Purchaser in such Purchaser Subsidiary and the names of and percentage interest held by the other interest holders, if any, in such Purchaser Subsidiary, and
                  (iii) any loans from the Purchaser to, or priority payments due to the Purchaser from, such Purchaser Subsidiary and the rate of return thereon.

                  (b) EQUITY INVESTMENTS. Except as set forth in Section 2.3(b) of the Purchaser Disclosure Schedule, neither the Purchaser nor any Purchaser Subsidiary currently has, any subsidiaries (other than, in the case of the Purchaser, the Purchaser Subsidiaries), nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity nor are there any options, warrants, rights, calls, commitments or agreements of any character to which the Purchaser or any Purchaser Subsidiary is a party, or by which the Purchaser or any Purchaser Subsidiary is bound, calling for the issuance to the Purchaser or any Purchaser Subsidiary of shares of capital stock or other equity interests of a third party or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of any third party or any such other securities.

                  (c) CAPITAL STOCK.

                           (i) As of the date hereof, the authorized capital
                  stock of the Purchaser consists of 100,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of the date hereof, without giving effect to the Acquisition, there are 19,959,955 shares of Purchaser Common Stock outstanding and no shares of preferred stock outstanding. All outstanding shares of Purchaser Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as set forth in Section 2.3(c) of the Purchase Disclosure Schedule there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Purchaser Common Stock to which the Purchaser is a party or by which it is bound, or, to the knowledge of the Purchaser, among or between any persons other than the Purchaser. Purchaser has duly authorized and reserved for issuance the Acquisition Shares, and, when issued in accordance with the terms of Article I, the Acquisition Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, without giving effect to the Acquisition and other than as contemplated by this Agreement,
                  Section 2.3(c)(i) of the Purchaser Disclosure Schedule contains a list of outstanding warrants and options for an aggregate of 5,271,798 shares of Purchaser Common Stock. Except as contemplated by this Agreement or disclosed in the Purchaser SEC Documents (as defined herein), there are no other agreements, convertible securities or other commitments pursuant to which the Purchaser is or may become obligated to issue any shares of the capital stock or other securities of the Purchaser. All prior issuances of securities were made in compliance with and not in violation of all applicable Federal, state, local and foreign securities laws and no shares of capital stock were issued in violation of any preemptive rights.

                           (ii) The Acquisition Shares constitute, as of the
                  date they are issued and sold, not less than fifty-five percent (55%) of the outstanding capital stock of the Purchaser on a Fully Diluted Basis. For the purpose of this
                  Section 2.3(c)(ii), "Fully Diluted Basis" shall have the meaning set forth in Section 2.1(c)(ii), except that the word "Company" shall be replaced by the word "Purchaser."

                           (iii) All of the outstanding shares of capital stock
                  of, or other securities of, each Purchaser Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Purchaser free and clear of all Encumbrances (as defined herein). There are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which such Purchaser Subsidiary is or may become obligated to issue any shares of the capital stock or other securities of such Purchaser Subsidiary. There are, and immediately upon consummation of the Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of any Purchaser Subsidiary pursuant to any provision of law of the United States, any state thereof or of any other country, the Charter (or similar documents) or any agreement to which such Purchaser Subsidiary is a party; and there is, and immediately upon the consummation of the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock or other securities of any Purchaser Subsidiary (whether outstanding or issuable upon conversion or exercise of outstanding securities). All shares of the capital stock and other securities issued by each Purchaser Subsidiary at or prior to the Closing have been or are being issued in transactions exempt from registration under the Securities Act, all applicable state securities or "blue sky" laws. No Purchaser Subsidiary has violated the Securities Act, any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities at or prior to the Closing.

                  (d) AUTHORITY; NO CONSENTS. The execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser; and this Agreement and each of the Related Agreements to which the Purchaser is a party have been duly and validly executed and delivered by Purchaser, and this Agreement and the Related Agreements to which the Purchaser is a party are valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity. Except as set forth in Schedule 2.3(d) to the Purchaser Disclosure Schedule, neither the execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which Purchaser is a party, nor the consummation of the transactions contemplated hereby or thereby, will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Purchaser or any Purchaser Subsidiary under any term, condition or provision of
(x) any instrument (including any outstanding securities of Purchaser) or agreement to which Purchaser or any Purchaser Subsidiary is a party, or by which Purchaser or any Purchaser Subsidiary or any of their properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Purchaser or Purchaser Subsidiary or any of their properties, assets or rights or (z) Purchaser's or Purchaser Subsidiary's Charter or by-laws, as amended through the date hereof, respectively, which conflict, breach, default, violation or other event would prevent or materially adversely affect the consummation of the transactions contemplated by this Agreement or any Related Agreement to which Purchaser is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Purchaser Material Adverse Effect or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, the Acquisition.

                  (e) SEC DOCUMENTS.

                           (i) Purchaser has furnished or made available to the
                  Company and the Stockholders a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after the date of filing with the SEC of Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 10-K") through the date hereof (collectively, the "PURCHASER SEC DOCUMENTS"). As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the Purchaser SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Purchaser SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                           (ii) The financial statements of Purchaser included
                  in the 2000 10-K and Purchaser's Form 10-Q filed with the SEC with respect to the fiscal quarter ended March 31, 2001 (the "2001 10-Q") (subject, in the case of the 2001 10-Q, to year-end audit adjustments), complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Purchaser as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the periods then ended.

                           (iii) The Purchaser has filed all reports to be filed
                  by it pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months.

                  (f) ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Purchaser nor any Purchaser Subsidiary has any Liabilities and there is no existing fact, condition or circumstance which could reasonably be expected to result in such Liabilities, except Liabilities (i) disclosed on Section 2.3(f) of the Purchaser Disclosure Schedule, (ii) set forth in the 2001 10-Q, (iii) not required to be disclosed in the 2001 10-Q in order for such 2001 10-Q to meet the requirements as set forth in Regulation S-X promulgated under the Securities Act, or (iv) incurred in the ordinary course of business since the 2001 10-Q. There were no material loss contingencies (as such term is used in FAS No. 5) which were not adequately provided for in the 2001 10-Q, as required by Regulation S-X promulgated under the Securities Act.

                  (g) ABSENCE OF CHANGES. Since March 31, 2001, the Purchaser has been operated in the ordinary course, consistent with past practice, and there has not been any material adverse change as to the Purchaser or any Purchaser Subsidiary except as set forth in any Purchaser SEC Documents.

                  (h) TAX MATTERS.

                           (i) Except as set forth in Section 2.3(h) of the
                  Purchaser Disclosure Schedule, the Purchaser and each Purchaser Subsidiary have (a) not requested an extension of time in connection with, and have timely filed, all Tax Returns required to be filed by it relating to any Taxes with respect to any income, properties or operations of the Purchaser and each Purchaser Subsidiary, respectively;
                  (b) all such Tax Returns were complete and correct and the Purchaser and each Purchaser Subsidiary have paid all Taxes due; (c) the Purchaser and each Purchaser Subsidiary are not delinquent in the payment of any Taxes; (d) there are no pending tax audits of any Tax Return of the Purchaser or any Purchaser Subsidiary; (e) no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Purchaser or any Purchaser Subsidiary has been proposed, asserted or assessed against the Purchaser or any Purchaser Subsidiary; (f) no taxing authority in a jurisdiction where the Purchaser does not file Tax Returns has made a claim, assertion or threat to the Purchaser that the Purchaser is or may be subject to taxation by such jurisdiction, and no taxing authority in any jurisdiction where a Purchaser Subsidiary does not file Tax Returns has made a claim, assertion or threat to such Purchaser Subsidiary that such Purchaser Subsidiary is or may be subject to taxation in such jurisdiction; (g) the Purchaser and each Purchaser Subsidiary have not granted any extension of the statute of limitations applicable to any Tax Return or other Tax claim with respect to any income, properties or operations of the Purchaser or any Purchaser Subsidiary; (h) there are no tax liens on any of the assets of the Purchaser and its Purchaser Subsidiaries that arose from any failure or alleged failure to pay any tax; and (i) the Purchaser and each Purchaser Subsidiary have not made any election under Section 341(f) of the Code.

                           (ii) Neither the Purchaser nor any Purchaser
                  Subsidiary has made any payment or payments, is obligated to make any payment or payments, and is not a party to any agreements that could obligate the Purchaser or any Purchaser Subsidiary to make any payment or payments that would constitute an "excess parachute payment," as defined in
                  Section 280G of the Code (or any similar provision of state, local or foreign law).

                           (iii) Neither the Purchaser nor any Purchaser
                  Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Purchaser nor any Purchaser Subsidiary has any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

                           (iv) Neither the Purchaser nor any Purchaser
                  Subsidiary has incurred liability for taxes as a result of a transaction described in Section 355 (d) or (e) of the Code.

         As used in this Section 2.3(h), the term "PURCHASER SUBSIDIARY" shall mean any corporation with respect to which a specified person (or a Purchaser Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  (i) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. Each of the Purchaser and each Purchaser Subsidiary has good and marketable title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, in the financial statements included in the 2000 10-Q or acquired after March 31, 2001 (except inventory or other property sold or otherwise disposed of since March 31, 2001 in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to March 31, 2001), or not so reflected therein but used or useful in the conduct or operation of the Purchaser's and each Purchaser Subsidiary's business, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 2.3(i) of the Purchaser Disclosure Schedule, (ii) liens for current taxes not yet due and payable and
(iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Purchaser and each Purchaser Subsidiary are in good operating condition and repair in all material respects (ordinary wear and tear excepted).

                  (j) REAL PROPERTY-OWNED OR LEASED. Neither the Purchaser nor any Purchaser Subsidiary currently owns, nor have any of them or, to their knowledge, any of their predecessors ever owned, any real property. Section 2.3(j) of the Purchaser Disclosure Schedule contains a list of (i) all real property leased by the Purchaser and each Purchaser Subsidiary (the "PURCHASER LEASED REAL PROPERTY"), and (ii) with respect to each lease covering the Purchaser Leased Real Property (collectively, the "PURCHASER LEASES"), any requirement of consent of the lessor to a change in the majority ownership of the outstanding voting capital stock of the Purchaser. The Purchaser and each Purchaser Subsidiary, respectively, is the owner and holder of all the leasehold estates purported to be granted by each Purchaser Lease and all Purchaser Leases are in full force and effect and constitute valid and binding obligations of the Purchaser and each Purchaser Subsidiary.

                  (k) INTELLECTUAL PROPERTY.

                           (i) The Purchaser and each Purchaser Subsidiary owns
                  or possesses sufficient legal rights to all Intellectual Property necessary for its business without any known conflict with the rights of others. Neither the Purchaser nor any Purchaser Subsidiary has received any written communications alleging that the Purchaser has violated or is infringing, by conducting its business, would violate or infringe any of the patents, trademarks, service marks, tradenames, copyrights (or in each case, any applications therefor), software licenses, trade secrets or other proprietary rights or processes of any other person or entity. Neither the Purchaser nor any Purchase Subsidiary is aware that any of their employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Purchaser or any Purchase Subsidiary or that would conflict with the Purchaser's business or a Subsidiary's business. Neither the execution or delivery of this Agreement or any Related Agreement, nor the carrying on of the Purchaser's business or a Subsidiary's business by the employees of the Purchaser or the employees of any Purchaser Subsidiary, nor the conduct of the Purchaser's business as currently conducted, will, to the Purchaser's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Purchaser does not believe it is or will be necessary to use any inventions of any of its employees or any of the Purchaser Subsidiary's employees (or persons it currently intends to hire) made prior to their employment by the Purchaser or any Purchaser Subsidiary.

                           (ii) Section 2.3(k) of the Purchaser Disclosure
                  Schedule sets forth (A) the patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright registrations and applications of each of the Purchaser and each Purchaser Subsidiary and (B) Internet domain names and applications therefor and other filings and formal actions made or taken pursuant to federal, state or local and foreign laws by the Purchaser and Purchaser Subsidiary to protect or perfect its interests therein.

                  (l) AGREEMENTS, ETC. Section 2.3(l) of the Purchaser Disclosure Schedule sets forth a true and complete list of all material written or oral contracts, agreements and other instruments not made in the ordinary course of business since March 31, 2001 to which the Purchaser or any Purchaser Subsidiary is a party, or made in the ordinary course of business since March 31, 2001 and referred to in clauses (i) through (xvi) of this Section 2.3(l). Except as set forth on Schedule 2.3(l) to the Purchaser Disclosure Schedule, neither the Purchaser nor any Purchaser Subsidiary is a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to the following:

                           (i) any material distributorship, dealer, sales,
                  advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Purchaser or any Purchaser Subsidiary or of any business segment of the Company or any Purchaser Subsidiary;

                           (ii) any joint venture, partnership or other
                  agreement or arrangement for the sharing of profits;

                           (iii) any collective bargaining contract or other
                  contract with or commitment to any labor union;

                           (iv) the future purchase, sale or license of
                  products, material, supplies, equipment or services requiring payments to or from the Purchaser or any Purchaser Subsidiary in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other Liability at or at any time after the Closing Date, and any agreement in which the Purchaser or any Purchaser Subsidiary has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

                           (v) any license (whether as licensor or licensee), or
                  sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Purchaser or any Purchaser Subsidiary licenses any intellectual property or other products and services to any third party;

                           (vi) the employment by the Purchaser or any Purchaser
                  Subsidiary of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other Liability at or at any time after the Closing Date;

                           (vii) any profit-sharing, bonus, stock option, stock
                  appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                           (viii) any indenture, mortgage, promissory note, loan
                  agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (ix) any material agreement, instrument or other
                  arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Purchaser or any Purchaser Subsidiary;

                           (x) any lease for real property (whether as lessor or
                  lessee) or any other lease or agreement under which the Purchaser or any Purchaser Subsidiary is lessee of or holds or operates any items of tangible personal property owned by any third party;

                           (xi) any contract or commitment for charitable
                  contributions;

                           (xii) any contract or commitment for capital
                  expenditures individually in excess of $10,000;

                           (xiii) any agreement or contract with a "disqualified
                  individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code as a result of the transactions contemplated hereby;

                           (xiv) any agreement or arrangement for the sale of
                  any assets, properties or rights having a value in excess of $10,000;

                           (xv) any agreement which restricts the Purchaser or
                  any Purchaser Subsidiary from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                           (xvi) any other agreement, contract or commitment
                  which is material to the Purchaser and its Purchaser Subsidiaries, taken as a whole.

         For purposes of this Section 2.3(l) and Section 2.3(m) hereof, the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Purchaser or Purchaser Subsidiary, as applicable, or otherwise have a value, of at least $25,000. The Purchaser has furnished to the Company true and complete copies of all such agreements listed in Schedule 2.3(l) of the Purchaser Disclosure

Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of the Purchaser or Purchaser Subsidiary, as applicable, and, to the knowledge of the Purchaser , the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the knowledge of the Purchaser , except as set forth in Section 2.3(l) of the Purchaser Disclosure Schedule, the other party or parties thereto is or are not in material default thereunder.

                  (m) NO DEFAULTS. Except as set forth in Section 2.3(m) of the Purchaser Disclosure Schedule, the Purchaser and each Purchaser Subsidiary has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, contract, commitment, instrument or obligation to which the Purchaser or any Purchaser Subsidiary is a party or by which any of their properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by the Purchaser or any Purchaser Subsidiary under any of the foregoing.

                  (n) LITIGATION, ETC. Except as set forth in Schedule 2.3(n) of the Purchaser Disclosure Schedule, there are no (i) Actions pending, or to the knowledge of the Purchaser, threatened against the Purchaser or any Purchaser Subsidiary, nor is there any basis therefor, whether at law or in equity, or before or by any Governmental Authority, (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Purchaser or any Purchaser Subsidiary (iii) disputes with customers or vendors which involve a disputed amount in excess of $25,000 or (iv) actions commenced by shareholders of the Purchaser against the Purchaser. There are no Actions pending or, to the knowledge of the Purchaser, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Purchaser or any Purchaser Subsidiary, of any of the present officers or employees of or consultants to the Purchaser or any Purchaser Subsidiary (collectively, the "PURCHASER DESIGNATED PERSONS") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Purchaser or any Purchaser Subsidiary, of any information, techniques or processes presently utilized or proposed to be utilized by the Purchaser or any Purchaser Subsidiary or any of the Purchaser Designated Persons, that the Purchaser or Purchaser Subsidiary or any of the Purchaser Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Purchaser Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information.

                  (o) ACCOUNTS AND NOTES RECEIVABLE. Except as set forth on
Section 2.3(o) of the Purchaser Disclosure Schedule, and except as has not or would not reasonably be likely to have individually or in the aggregate a Purchaser Material Adverse Effect all the accounts receivable and notes receivable owing to the Purchaser and each Purchaser Subsidiary as of the date hereof constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Section 2.3(o) of the Purchaser Disclosure Schedule, there is (a) no account debtor or note debtor delinquent in its payment by more than ninety (90) days, (b) no account debtor or note debtor that has refused (or, to the knowledge of the Purchaser, threatened to refuse) to pay its obligations for any reason, (c) to the knowledge of the Purchaser, no account debtor or note debtor that is insolvent or bankrupt and
(d) no account receivable or note receivable which is pledged to any third party by the Purchaser or any Purchaser Subsidiary. Except to the extent of a reserve which the Purchaser and each Purchaser Subsidiary has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the Purchaser balance sheet included in the 2001 10-Q, is reasonable under the circumstances and is consistent with past practice), the Purchaser reasonably expects that each account receivable of the Purchaser and each Purchaser Subsidiary existing on the Closing Date shall be paid in full by not later than the ninetieth (90th) day after the date each such respective account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof.

                  (p) ACCOUNTS AND NOTES PAYABLE. Except as set forth in Section 2.3(p) of the Purchaser Disclosure Schedule neither the Purchaser nor any Purchaser Subsidiary is delinquent in its payment of their accounts payable or notes payable, in excess of $25,000 in the aggregate of all such accounts and notes payable, except those contested in good faith and already disclosed in
Section 2.3(p) of the Purchaser Disclosure Schedule.

                  (q) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. The Purchaser and each Purchaser Subsidiary has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Purchaser and each Purchaser Subsidiary has all Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of its business as presently conducted or as proposed to be conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the knowledge of the Purchaser, threatened to revoke or limit any thereof.
Section 2.3(q) of the Purchaser Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Purchaser and each Purchaser Subsidiary is operating or bound, and neither the Purchaser nor any Purchaser Subsidiary is in default or, to its knowledge, alleged to be in default under any thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

                  (r) ENVIRONMENTAL MATTERS. The Purchaser and each Purchaser Subsidiary currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations, including, without limitation, the Leased Real Property.

                  (s) LABOR RELATIONS; EMPLOYEES. The Purchaser and each Purchaser Subsidiary, collectively, employs a total of five (5) employees as of the date hereof. Except as set forth in Section 2.3(s) of the Purchaser Disclosure Schedule, (A) neither the Purchaser nor any Purchaser Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Purchaser, and Purchaser Subsidiary, nor the Company will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) the Purchaser and each Purchaser Subsidiary is in compliance in all material respects with all Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (D) there is no unfair labor practice complaint against the Purchaser or any Purchaser Subsidiary pending before the National Labor Relations Board or any comparable Governmental Authority, (E) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Purchaser, threatened against or involving the Purchaser or any Purchaser Subsidiary, (F) no labor union has taken any action with respect to organizing the employees of the Purchaser or any Purchaser Subsidiary, (G) neither any grievance which could reasonably be expected to have a Purchaser Material Adverse Effect on the conduct of the business of the Purchaser and each Purchaser Subsidiary, taken as a whole, nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Purchaser or any Purchaser Subsidiary and (H) no employee has informed any officer of the Purchaser or any Purchaser Subsidiary that such employee will terminate his or her employment or engagement with the Purchaser or any Purchaser Subsidiary and the Purchaser has no reason to believe that the key employees will not remain employees of the Purchaser or any Purchaser Subsidiary after the Closing. To the Purchaser's knowledge, no employee of the Purchaser or any Purchaser Subsidiary is in violation of any term of any employment contract, non-disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Purchaser or any Purchaser Subsidiary or any other party because of the nature of the business conducted or proposed to be conducted by the Purchaser or any Purchaser Subsidiary.

                  (t) EMPLOYEE BENEFIT PLANS AND CONTRACTS.

                           (i) Section 2.3(t) of the Purchaser Disclosure
                  Schedule identifies each "employee benefit plan," as defined in Section 3(3) of ERISA, and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Purchaser, any Purchaser Subsidiary and any Purchaser Employee (as defined herein), but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Purchaser's and each Purchaser Subsidiary's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Purchaser or any Purchaser Subsidiary or any ERISA Affiliate thereof (the "PURCHASER EMPLOYEE PLANS"). The Purchaser and each Purchaser Subsidiary has made available to the Company true and complete copies of all Purchaser Employee Plans (and, if applicable, related trust agreements), all amendments thereto, and summary plan descriptions for all Employee Plans and written interpretations of all of the foregoing. For purposes of the preceding sentence, "ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Purchaser or (D) any Purchaser Subsidiary. Any Employee Plans that individually or collectively would constitute an "employee pension benefit plan", as defined in
                  Section 3(2) of ERISA, but
                  which are not multiemployer plans (as defined in Section 2.3(t)(iii)) (collectively, the "PURCHASER PENSION PLANS"), are identified as such in the Purchaser Disclosure Schedule. For purposes of this Section 2.3(t), "PURCHASER EMPLOYEE" means any common law employee, consultant or director of the Purchaser or any Purchaser Subsidiary.

                           (ii) Each Purchaser Employee Plan that is intended to
                  be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Purchaser has provided the Company with copies of the most recent Internal Revenue Service determination letters, IRS Forms 5500 (including schedules and attachments), and consolidated statements of assets and liabilities prepared in accordance with GAAP, with respect to any Purchaser Employee Plans. Each Purchaser Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Purchaser Employee Plans. All filings required to be filed as of the date hereof with respect to each Purchaser Employee Plan, including, without limitation, filings of IRS Form 5500, have been made timely, accurately and with the appropriate government agency.

                           (iii) No Purchaser Employee Plan is a "multiemployer
                  plan" as defined in Section 4001(a)(13) of ERISA, a "multiple employer plan" as defined in Section 413(c) of the Code, a "defined benefit plan" as defined in Section 3(35) of ERISA, or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and neither the Purchaser nor any ERISA Affiliate has ever maintained, sponsored, participated in or contributed to any such plan, or has incurred any Liability with respect to Section 412 of the Code or Title IV of ERISA, including Sections 4062, 4063 or 4201 of ERISA.

                           (iv) Section 2.3(t) of the Purchaser Disclosure
                  Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Purchaser Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Purchaser or any Purchaser Subsidiary on behalf of any Purchaser Employee, (C) covers any Purchaser Employee or former Purchaser Employee, and (D) under which the Purchaser or any ERISA Affiliate has any present or future obligation or Liability (excluding workers' compensation, unemployment compensation or other government-mandated programs and the Purchaser's or any Purchaser Subsidiary's salary and wage arrangements). Such contracts, plans and arrangements as are described above, are hereinafter referred to collectively as the "PURCHASER BENEFIT ARRANGEMENTS". Each Purchaser Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Purchaser Benefit Arrangements.

                           (v) Each Purchaser Employee Plan which is a "group
                  health plan" (as defined in Section 5000 of the Code) (A) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Purchaser Employees of the Purchaser or any Purchaser Subsidiary, and (B) has been maintained in compliance with the Health Insurance Portability and Accountability Act of 1996, as amended. No such plan has reserves, assets or prepaid premiums.

                           (vi) All contributions due and payable on or before
                  the Closing Date in respect of any Purchaser Employee Plan or Purchaser Benefit Arrangement have been made in full and proper form, or adequate accruals have been provided for in the Purchaser Financial Statements for all other contributions or amounts in respect of the Purchaser Employee Plans or Benefit Arrangements for periods ending on the Closing Date, for which payment is due after the Closing Date.

                           (vii) No Purchaser Employee Plan or Purchaser Benefit
                  Arrangement currently or previously maintained by the Purchaser or its ERISA Affiliates provides any post-retirement health or life insurance benefits, and neither the Purchaser nor its ERISA Affiliates maintains any obligations to provide any post-retirement benefits in the future.

                           (viii) The consummation of the transactions
                  contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the Section 2.3(t)(viii) of the Purchaser Disclosure Schedule, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Purchaser Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                           (ix) Except as set forth in Section 2.3(t)(ix) of the
                  Purchaser Disclosure Schedule, with respect to each Purchaser Employee Plan and Benefit Arrangement: (A) to the knowledge of the Purchaser, no breach of fiduciary duty has occurred with respect to which the Purchaser or any Purchaser Subsidiary or any such plan or arrangement or any fiduciary thereof may be liable or otherwise materially damaged; (B) no disputes, claims (other than routine claims for benefits), actions or investigations are pending or, to the knowledge of the Purchaser, threatened; (C) to the knowledge of the Purchaser, no prohibited transaction has occurred with respect to which the Purchaser, any Purchaser Subsidiary or any such plan or arrangement or any fiduciary thereof could reasonably be liable or otherwise materially damaged; (D) the Purchaser and each Purchaser Subsidiary has expressly reserved in itself the right to amend, modify or terminate any such written plan or arrangement, or any portion of it; and (E) the Purchaser and each Purchaser Subsidiary has satisfied any bond coverage requirement of ERISA.

                           (x) No event has occurred or condition exists, with
                  respect to any Purchaser Employee Plan, that has subjected or could reasonably subject the Purchaser or any ERISA Affiliate (by virtue of the transactions contemplated hereby), the Company, or any Purchaser Employee Plan to any material tax, fine, penalty or other Liability.

                           (xi) The Purchaser and each Purchaser Subsidiary is,
                  to the extent applicable, in material compliance with all laws similar to ERISA of non-United States jurisdictions.

                  (y) CERTAIN AGREEMENTS. Except as set forth in Section 2.3(u) of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Purchaser or any Purchaser Subsidiary from the Purchaser or any Purchaser Subsidiary, under any Purchaser Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former director, officer or key employee of the Purchaser or any Purchaser Subsidiary materially increase any benefits otherwise payable under any Purchaser Employee Plan or the Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (v) INSURANCE. Section 2.3(v) of the Purchaser Disclosure Schedule contains a list of all policies of Liability, theft, fidelity, fire, product Liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Purchaser and each Purchaser Subsidiary (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Purchaser and each Purchaser Subsidiary thereunder and the status thereof; PROVIDED, that such list need not include claims made more than three years prior to the date hereof and which are no longer pending. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the knowledge of the Purchaser, no basis exists for termination of any thereof on the part of the insurer. The Purchaser believes that the amounts of coverage under such policies of insurance are adequate for its business and operations of each of the Purchaser and each Purchaser Subsidiary. Neither the Purchaser nor any Purchaser Subsidiary has, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

                  (w) BANK ACCOUNTS; POWERS OF ATTORNEY. Section 2.3(w) of the Purchaser Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Purchaser and each Purchaser Subsidiary and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Purchaser and each Purchaser Subsidiary and a summary of the terms thereof.

                  (x) BROKERS. Except as set forth in Section 2.3(x) of the Purchaser Disclosure Schedule, neither the Purchaser, any Purchaser Subsidiary, nor any of the officers, directors, securityholders, employees or agents of the Purchaser or any Purchaser Subsidiary, employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (y) RELATED TRANSACTIONS. Except as set forth in Section 2.3(v) of the Purchaser Disclosure Schedule or set forth in the Purchaser SEC Documents, no current or former director, officer or securityholder of the Purchaser or any Purchaser Subsidiary that is an affiliate of the Purchaser, a Purchaser Subsidiary or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now (i) a party to any transaction with the Purchaser or any Purchaser Subsidiary (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Purchaser or associate thereof), or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Purchaser or any Purchaser Subsidiary (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Purchaser or any Purchaser Subsidiary which relates to the business of, or should properly accrue to, the Purchaser or any Purchaser Subsidiary.

                  (z) CUSTOMERS. Section 2.3(z) of the Purchaser Disclosure Schedule sets forth a true and complete list of the customers of the Purchaser and the Purchaser Subsidiaries which during the last fiscal year ended accounted for five percent (5%) or more of the Purchaser's consolidated revenues during such period, which list specifies the products and/or services supplied to each of such customers. Except as set forth in Section 2.3(z) of the Purchaser Disclosure Schedule, the Purchaser and each Purchaser Subsidiary has a good, ongoing relationship with each of such customers and none of such customers has reduced, or expressed any intention of reducing, the dollar amount of its business with the Purchaser or any Purchaser Subsidiary or terminated, or expressed to the Purchaser or any Purchaser Subsidiary any intention of terminating, its business relationship with the Purchaser or any Purchaser Subsidiary.

                  (aa) INVENTORY. All items in the inventory reflected in the balance sheet included in the 2000 10-Q or as currently owned by the Purchaser and the Purchaser Subsidiaries for use in the operation of the business (i) have been valued at cost or at market, whichever is lower, on a first-in, first-out
(FIFO) basis in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

                           (i) The Purchaser's and the Purchaser Subsidiaries'
                  inventories of finished products, raw materials, intermediates, work in process, supplies, parts and packaging and labeling materials as of March 31, 2001, the approximate quantities thereof, and their location are set forth in
                  Section 2.3(aa) to the Purchaser Disclosure Schedule.

                           (ii) Neither the Purchaser nor any Purchaser
                  Subsidiary is aware of any adverse condition affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Purchaser and its Purchaser Subsidiary that are necessary to manufacture, package or label the products or are otherwise used in the business.

                  (bb) ORDERS. Section 2.3(bb) to the Purchaser Disclosure Schedule contains an accurate summary as of March 31, 2001 of the Purchaser's and the Purchaser Subsidiaries' total backlog (including all accepted and unfulfilled service contracts and research agreements) and the aggregate of all outstanding purchase orders issued by the Purchaser and each Purchaser Subsidiary (which aggregates include all material contracts or commitments for the purchase by the Purchaser and each Purchaser Subsidiary of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Section 2.3(bb) to the Purchaser Disclosure Schedule sets forth the Purchaser's and the Purchaser Subsidiaries' current policies with respect to returns of products in the course of the Purchaser's and the Purchaser Subsidiaries' conduct of the business. Neither the Purchaser nor any Purchaser Subsidiary has made any express warranties in connection with the sale of its products and services. Claims against the Purchaser and the Purchaser Subsidiaries for warranty costs (individually or in the aggregate) with respect to products and services during each of the last three fiscal years did not exceed $20,000, and there are no outstanding or threatened claims for any such warranty costs that would exceed $20,000 (individually or in the aggregate). As used above, the term "warranty cost" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

                  (cc) AVAILABLE CASH. As of June 30, 2001, the Purchaser maintained in all of its operating accounts cash balances in the aggregate amount of approximately $1,759,670.86.

                  (dd) DISCLOSURE. The representations and warranties in this
Section 2.3 (including the Purchaser Disclosure Schedule) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. All information and documentation requested by the Company of the Purchaser or its Purchaser Subsidiaries in connection with the Company's due diligence investigation of the Purchaser and the Purchaser Subsidiaries has been furnished or made available to the Company.

                  (ee) KNOWLEDGE DEFINITION. As used in this Section 2.3, the term "knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge of the current directors or senior executive officers of the Purchaser shall be imputed to be the knowledge of the Purchaser.

                                   ARTICLE III

                               RELATED AGREEMENTS

         3.1 RELATED AGREEMENTS. Simultaneously with or prior to the execution and delivery of this Agreement, the following agreements (such agreements being herein collectively referred to as the "RELATED AGREEMENTS") are being executed and delivered by the respective parties thereto:

                  (a) REGISTRATION RIGHTS AGREEMENT. The Purchaser and the Stockholders are entering into the Registration Rights Agreement, effective as of the Closing Date, in the form of EXHIBIT B attached hereto, providing for certain registration rights with respect to the Acquisition Shares.

                  (b) AGREEMENT WITH ANTHONY ROBBINS. The parties to the Content Provider Agreement and License dated as of April 23, 1999 among Change Your Life.com, LLC, Anthony J. Robbins and Robbins Research International Inc., along with the Purchaser are entering into an amendment to such agreement, in the form of EXHIBIT D attached hereto, pursuant to which, among other things, Mr. Robbins is committing to attend at least two (2) promotional events for the Company within the one-year period following the Closing Date.

                  (c) RELEASE AND WAIVER. Each Stockholder is executing and delivering to the Purchaser a release and waiver agreement effective as of the Closing Date in the form of EXHIBIT E attached hereto.

                  (d) NOTE EXCHANGE AGREEMENT. CYL Development Holdings, L.L.C. which has, prior to the date hereof, purchased from The Chase Manhattan Bank, the promissory note issued to The Chase Manhattan Bank by the Purchaser in the aggregate principal amount of $2,400,000, will enter into an agreement with the Purchaser, in the form of EXHIBIT F attached hereto, pursuant to which the Purchaser will convert such promissory note into shares of Purchaser Common Stock.

                  (e) CUSTOMER RELEASES AND WAIVERS. The Purchaser shall have received from each of Yahoo! Inc. and America Online, Inc. a release and waiver agreement effective prior to the Closing Date in the form of EXHIBIT G and EXHIBIT H, respectively, attached hereto.

                  (f) PETER LUND AGREEMENT. Peter Lund shall have entered into an employment agreement in the form of EXHIBIT I attached hereto, which shall amend the terms of his employment in effect immediately prior to the execution and delivery of such employment agreement.

                  (g) WIT CAPITAL AGREEMENT. Wit SoundView Corporation will have entered into an agreement, in the form of EXHIBIT J attached hereto, with Purchaser which shall provide that in full satisfaction of any amounts which may be owed to Wit Soundview Corporation (or any affiliate thereof, collectively referred to as "WIT") shall be paid in full upon the payment to Wit of $250,000.00 ($50,000.00 of which have previously been paid to Wit by the Purchaser).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER, THE STOCKHOLDERS AND THE COMPANY. The obligations of each party to perform this Agreement and to effect the Acquisition are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

                  (a) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

                  (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

         4.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase and pay for the Stockholder Shares pursuant to this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Purchaser:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The representations and warranties of the Company and each of the Stockholders set forth in Sections 2.1 and 2.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date.

                  (b) OPTIONS AND RIGHTS TO PURCHASE COMPANY COMMON STOCK. All shares of capital stock of the Company held in the treasury shall be cancelled. Each holder having direct or indirect beneficial ownership of any security (including, but not limited to any rights, options or warrants) of the Company which such holder may exercise, exchange and/or convert, directly or indirectly, into Company Common Stock shall have exercised, exchanged and/or converted such securities into or for Company Common Stock or otherwise canceled or terminated such securities, such that as of the Closing there shall be no security of the Company outstanding other than the Company Common Stock. Furthermore, all rights, whether granted by agreement or otherwise, to purchase or subscribe for shares of Company Common Stock shall have been terminated prior to the Closing.

                  (c) PERFORMANCE OF SEVERAL OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. Each of the Company and the Stockholders shall have performed the obligations required to be performed by it or them under this Agreement prior to or as of the Closing Date.

                  (d) CERTIFICATE OF SECRETARY OF COMPANY AND STOCKHOLDERS; ETC. The Purchaser shall have been provided with a certificate executed by the Secretary of the Company certifying as to (i) the resolutions (which shall be attached to such certificate) duly adopted by the Board of Directors of the Company authorizing the execution of this Agreement and the execution, performance and delivery of all Related Agreements, documents and transactions contemplated hereby, (ii) the Charter and by-laws of the Company (each of which shall be attached to such certificate), as in effect immediately prior to the Closing, and (iii) the incumbency of the officers of the Company executing this Agreement and all Related Agreements and documents contemplated hereby. As to each Stockholder which is not a natural person, such Stockholder shall provide a certificate signed by the Secretary or equivalent officer or member of such Stockholder which shall contain such information regarding such Stockholder as set forth in the foregoing sentence. In addition, such other closing documents (including, by way of example but not in limitation thereof, good standing and franchise tax certificates from the secretary of state of all relevant jurisdictions) customary in transactions of this type shall have been provided to the Purchaser.

                  (e) AUTHORIZATION OF ACQUISITION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the Stockholders and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company and by such similar body of any Stockholder which is other than a natural person, and the Company and the Stockholders shall have full power and right to effect the Acquisition on the terms provided herein and therein.

                  (f) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby shall have been obtained or made.

                  (g) RELATED AGREEMENTS. Each of the Related Agreements executed and delivered by the Company and/or the Stockholders prior to the Closing shall be in full force and effect as of the Closing and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing shall have been taken.

                  (h) ACQUISITION OF SHARES. Effective immediately upon Closing, Purchaser shall have acquired 100% of the outstanding capital stock of the Company measured on a Fully Diluted Basis.

                  (i) THIRD PARTY CONSENTS. Duly executed copies of all third party consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substances satisfactory to the Purchaser shall have been delivered to the Purchaser.

                  (j) PAYMENT OF COSTS AND EXPENSES. The Company shall have tendered payment of all costs and expenses pursuant to Section 5.1 hereof to the reasonable satisfaction of the Company and the Purchaser.

                  (k) ACCOUNTANT CONSENT. The Company shall have delivered a signed, written consent, in customary form, of the Company's Accountants pursuant to which the Company Accountants shall have given their consent to the use of any audited or unaudited financial statements of the Company prepared by the Company Accountants in any public filings which the Purchaser shall be required to make under the Securities Act or the Exchange Act.

                  (l) FIRPTA CERTIFICATE. The Company shall, prior to the Closing Date, provide Purchaser with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation

Section 1.897-2(h)(2) along with written authorization for purchaser to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.

                  (m) ACCEPTANCE BY COUNSEL TO PURCHASER. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to Orrick, counsel to Purchaser.

         4.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The several obligation of each Stockholder to sell his or its Stockholder Shares pursuant to this Agreement and the acceptance of the obligations of the Company pursuant to this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by such Stockholder or the Company:

                  (a) REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations and warranties of Purchaser set forth in Section 2.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made at and as of such date.

                  (b) PERFORMANCE OF OBLIGATIONS OF PURCHASER. Purchaser shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to or as of the Closing Date.

                  (c) CERTIFICATE OF SECRETARY OF PURCHASER. The Company shall have been provided with a certificate executed by the Secretary of the Purchaser certifying as to (i) the resolutions (which shall be attached to such certificate) duly adopted by the Board of Directors of the Purchaser authorizing the execution of this Agreement and the execution, performance and delivery of all Related Agreements, documents and transactions contemplated hereby, (ii) the Charter and by-laws of the Purchaser (each of which shall be attached to such certificate), as in effect immediately prior to the Closing, and (iii) the incumbency of the officers of the Purchaser executing this Agreement and all Related Agreements and documents contemplated hereby. In addition, such other closing documents (including, by way of example but not in limitation thereof, good standing and franchise tax certificates from the secretary of state of all relevant jurisdictions) customary in transactions of this type shall have been provided to the Company.

                  (d) AUTHORIZATION OF ACQUISITION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Board of Directors of the Purchaser.

                  (e) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Purchaser of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby or thereby shall have been obtained or made.

                  (f) BOARD OF DIRECTORS. The Purchaser shall have taken all necessary and advisable actions (including, but not limited to amending the Charter and/or by-laws of the

Purchaser) (i) to provide that effective upon Closing the number of members of the Board of Directors of the Purchaser shall be fixed at nine (9) members and
(ii) to elect or appoint to the Board of Directors of the Purchaser, in accordance with the Purchaser's Charter and by-laws, Peter Lund as the Chairman of the Board of Directors of the Purchaser and each of Anthony Robbins and Julius Koppelman shall be Vice Chairmen of the Board of Directors and four (4) persons (including Julius Koppelman) designated by the Company and four (4) persons (including Peter Lund and Anthony Robbins) designated by the Purchaser (all of which such persons shall be designated by the Company and the Purchaser, respectively, prior to the Closing). Each party hereto agrees and acknowledges that immediately after the Closing there shall be one vacancy on the Board of Directors of the Purchaser. The vacancy on the Board of Directors of the Purchaser shall subsequently be filled by the Board of Directors, upon the recommendation of the directors designated by the Company subject to the approval of the directors designated by the Purchaser.

                  (g) RESIGNATION OF DIRECTORS. Duly executed copies of letters of resignation from the Board of Directors of the Purchaser of H. Peter Guber.

                  (h) PURCHASER THIRD PARTY CONSENTS. Duly executed copies of all third party consents and approvals contemplated by this Agreement or the Purchaser Disclosure Schedule, in form and substances satisfactory to the Company shall have been delivered to the Company.

                  (i) TERMINATION OF STOCKHOLDER AGREEMENT. A duly executed copy of an agreement or other document pursuant to which that certain stockholder agreement, dated May 27, 1999, among GHS, Inc., Anthony J. Robbins, Robbins Research International Inc. and CYL Development Holdings, LLC, shall have been terminated.

                  (j) ACCEPTANCE BY COUNSEL TO THE COMPANY AND THE STOCKHOLDERS. The form and substance of all legal matters contemplated herein and of all papers delivered hereunder shall be reasonably acceptable to Gibbons, counsel to the Company and the Stockholders.

                  (k) CLOSING OF EQUITY FINANCING. The Purchaser shall, prior to the Closing Date, consummated the sale and issuance of not less than $2,000,000.00 of Purchaser Common Stock, at a purchase price per share of $1.00.

                  (l) RELATED AGREEMENTS. Each of the Related Agreements executed and delivered by the Purchaser and any third party (other than the Company or a Stockholder) prior to the Closing shall be in full force and effect as of the Closing and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Closing shall have been taken.

                  (m) REPAYMENT OF CHASE. CYL Development Holdings, L.L.C. shall have acquired from The Chase Manhattan Bank ("CHASE") all of the right, title and interest of Chase in and to indebtedness due from the Purchaser to Chase and such indebtedness shall have been extinguished by the conversion of the same into shares of Purchaser Common Stock pursuant to the Note Exchange Agreement described in Section 3.1(d) hereof.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 PAYMENT OF FEES AND EXPENSES. Each party hereto shall be responsible for the payment of its own costs and expenses, including without limitation, investment banking fees and attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement, all Related Agreements and the transactions contemplated herein and therein; PROVIDED that if the Acquisition is consummated (i) the Company shall pay, upon presentation of detailed statements or invoices, the reasonable fees and expenses of Gibbons and the independent accountants of the Company in connection with the execution of this Agreement and the Related Agreements and the transactions contemplated herein and therein and (ii) the Stockholders shall pay all other costs and expenses of the Company and all Stockholders in connection with the negotiation and execution of this Agreement, all Related Agreements and the transactions contemplated herein and therein.

         5.2 RESTRICTIONS ON TRANSFER.

                  (a) The Acquisition Shares to be issued to each Stockholder pursuant to this Agreement (collectively, the "RESTRICTED SECURITIES") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "TRANSFER") except upon the conditions specified in this Section 5.2, which conditions are intended solely to insure compliance with the provisions of the Securities Act. Each Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by such Stockholder.

                  (b) Each certificate representing Restricted Securities issued to a Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 5.2(c) and 5.2(e) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE U.S. STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 5.2 OF THE STOCK PURCHASE AGREEMENT DATED AS OF JULY 17, 2001, AMONG DREAMLIFE, INC. AND DISCOVERY TOYS, INC. AND ALL THE STOCKHOLDERS OF DISCOVERY TOYS, INC. AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, DREAMLIFE, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A DREAMLIFE, INC. CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES

REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DREAMLIFE, INC."

                  (c) Each Stockholder agrees, prior to any Transfer of Restricted Securities to give written notice to Purchaser of such Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States or is otherwise exempted from the application of United States securities laws. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Purchaser. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 5.2(b) unless (x) in such opinion of counsel of Purchaser registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Purchaser shall have waived the requirement of such legends. No Stockholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Purchaser or unless such opinion is not required in accordance with the provisions of this Section 5.2(c)).

                  (d) Notwithstanding the foregoing provisions of this Section 5.2, the restrictions imposed by this Section 5.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 5.2(c) and, pursuant to Section 5.2(c), the securities so transferred are not required to bear the legend set forth in Section 5.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 5.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Purchaser, without expense, a new certificate not bearing the restrictive legend set forth in Section 5.2(b) and not containing any other reference to the restrictions imposed by this Section 5.2 and such securities shall thereupon cease to be Restricted Securities. Nothing contained herein shall be construed to limit the right of any Stockholder from availing itself or himself of any other provision of Rule 144 otherwise permitting the sale of its or his Restricted Securities in accordance with such provision(s).

                  (e) Each Stockholder understands and agrees that when a transfer is prohibited by law or by this Section 5.2, Purchaser may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder but not as to certificates for such shares of Purchaser Common Stock as to which the legend set forth in paragraph (b) of this Section 5.2 is no longer required because one or more of the conditions set forth in Section 5.2(d) shall have been satisfied.

         5.3 STOCKHOLDER ASSURANCE. Each Stockholder hereby agrees not to take any action that would be inconsistent with the obligations and undertakings of the Purchaser and such Stockholder under this Agreement and the Related Agreements.

         5.4 CONFIDENTIAL INFORMATION.

                  (a) Each Stockholder agrees that from and after the Closing Date it or he shall not directly or indirectly use or disclose any confidential or proprietary information of or relating to the Purchaser or any subsidiary to any person, firm, corporation, association or other entity, nor shall any Stockholders make use of any such confidential or proprietary information for its or his own purpose or for the benefit of any person, firm, corporate or other entity except the Purchaser or any subsidiary or affiliate thereof, the Stockholders hereby acknowledging that the Company and Purchaser would be irreparably damaged if such confidential knowledge of the Company or Purchaser was disclosed to or utilized on behalf of others in competition in any respect with the Company or Purchaser. For the purpose of this Section, the term "confidential or proprietary information" shall mean all information which is known to any Stockholder or their respective affiliates or to their employees, former employees, consultants or others in a confidential relationship with the Company or Purchaser and relates to matters such as trade secrets, research and development activities, books and records, customer lists, suppliers, distribution channels, pricing information, private processes, formulae, functional specifications, blueprints, know-how, data, improvements, discoveries, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, business plans, budgets and financial statements, and all intellectual property of the Company or Purchaser.

                  (b) It is the desire and intent of Purchaser that the foregoing provisions of this Section 5.4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this Section 5.4 in the particular jurisdiction in which such adjudication is made. In addition, in the event of a breach or threatened breach by any Stockholder or any of the Stockholders of the provisions of this Section 5.4, the Company and Purchaser shall be entitled to an injunction restraining them or him, as the case may be, from such breach. Nothing herein contained shall be construed as prohibiting the Company and Purchaser from pursuing any other remedies available for such breach or threatened breach.

         5.5 SEC FILINGS. Each party hereto agrees and covenants that he, she or it shall use his, her or its best efforts, from the date hereof, to make all filings with the SEC as it shall be required to make pursuant to the Securities Act, the Exchange Act and all rules and regulations promulgated under each act (including, without limitation, filing all Forms 3, 4 and 5, and Schedule 13's), for so long as each party shall be legally required by the Securities Act or the Exchange Act.

         5.6 ELECTION OF DIRECTORS OF PURCHASER AND COMPANY.

                  (a) COMPANY DIRECTORS. If the Purchaser owns 100% of the issued and outstanding capital stock of the Company, the Purchaser agrees and covenants that it shall vote all of the Company Stock it holds, at any time, in favor of those individuals properly nominated by the Company's then existing Board of Directors for membership on the board of directors of the Company (or execute a written consent in lieu of a meeting in accordance herewith).

                  (b) COMPANY ISSUANCE OF CAPITAL STOCK. Each of the Company and each member of the board of directors of the Company who is a party hereto, hereby agrees and covenants that after the Closing it shall not (i) issue any shares of its capital stock or (ii) authorize an amendment to its Articles of Incorporation (as in existence on the date hereof) to increase its authorized capital stock (as the same shall exist as of the date hereof) or designate any other class or series of capital stock without the prior consent of all of the stockholders of the Company. The consent of the Purchaser, as a stockholder of the Company shall be deemed to mean the affirmative vote of at least eighty percent (80%) of the then serving members of the board of directors of the Purchaser.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 ENTIRE AGREEMENT. This Agreement (including the Purchaser Disclosure Schedule, the Company Disclosure Schedule and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

         6.2 SURVIVAL. The representations and warranties contained in Article II of this Agreement shall terminate and be of no further force or effect upon the Closing.

         6.3 DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         6.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by internationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier with confirmation and followed by a hard copy, with confirmation as provided above addressed as follows:

         (a)      if to Purchaser, to:

                           dreamlife, inc.
                           425 West 15th Street
                           New York, New York 10011
                           Attention:  Peter A. Lund
                           Telecopier: (212) 433-1400;

                  with copies to (which copy shall not constitute a notice pursuant to this Agreement):

                           Orrick, Herrington & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, New York 10103
                           Attention:  Martin H. Levenglick, Esq.
                           Telecopier: (212) 506-5151;

         (b)      if to the Purchaser, to:

                           Discovery Toys, Inc.
                           c/o Institutional Financing Services, Inc.
                           5100 Park Road
                           Benicia, CA 94510
                           Attention:  James Cascino, Chief Executive Officer
                           Telecopier: (707) 747-2193

                  with a copy to (which copy shall not constitute a notice pursuant to this Agreement):

                           Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a
                            Professional Corporation
                           One Riverfront Plaza
                           Newark, New Jersey 07102
                           Attention:  Lawrence A. Goldman, Esq.
                           Telecopier: (973) 639-6283;

         (c) if to the Stockholders, at their respective addresses set forth on SCHEDULE I attached hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be delivered and received (a) in the case of personal delivery or telecopy, on the next business day after the date of such delivery, (b) in the case of internationally-recognized overnight courier, on three business days after the date when sent and (c) in the case of mailing, on the tenth business day following the date on which the piece of mail containing such communication was posted. As used in this Section 6.3, "business day" shall mean any day other than a day on which banking institutions in the City of New York to which delivery was made are legally closed for business.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

         6.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to any principles of conflicts of laws). The parties hereto hereby agree that any suit, action or proceeding instituted with respect to this Agreement shall be brought in a Federal court or state court located in the City of New York, State of New York and no party shall institute or maintain any such suit, action or proceeding in any court of any other jurisdiction, and such parties hereby irrevocably waive any objection they may have or hereafter acquire to, or any right of immunity on the ground of, venue, the convenience of the forum of jurisdiction of such court or the execution of judgments resulting therefrom, and the parties irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

         6.7 BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, legal representatives, heirs and estate, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; PROVIDED, HOWEVER, that anything contained herein to the contrary notwithstanding, Purchaser may assign and delegate any or all of its rights and obligations hereunder to any affiliate (other than the obligation to issue Acquisition Shares) so long as such affiliate remains such.

         6.8 PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         6.9 AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party hereto; PROVIDED, HOWEVER, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         6.10 CALIFORNIA SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25101 OR 25105 OF THE CALIFORNIA CORPORATION S CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase Agreement to be executed on its behalf as of the day and year first above written.

                                   DREAMLIFE, INC.


                                   By:    /s/ PETER A. LUND
                                          ------------------------------
                                          Name: Peter A. Lund
                                          Title: Chief Executive Officer

                                   DISCOVERY TOYS, INC.


                                   By:    /s/ J.M. CASCINO
                                          -----------------------------
                                          Name: J.M. Cascino
                                          Title: Chief Executive Officer


                                   [COUNTERPART SIGNATURE PAGES
                                   OF STOCKHOLDERS ARE
                                   ATTACHED HERETO]

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ JACK B. HOOD
                                    --------------------------------------------
                                                     Signature

                                    JACK B. HOOD
                                    --------------------------------------------
                                                     Print Name


                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ DONNA HOOD
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    DONNA HOOD
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ THOMAS C. ZIMMER
                                    --------------------------------------------
                                                     Signature


                                    THOMAS C. ZIMMER
                                    --------------------------------------------
                                                     Print Name


                                    PRESIDENT AND CHIEF OPERATING OFFICER
                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ JUDITH ZIMMER
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    JUDITH ZIMMER
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ WILLIAM S. WALSH
                                    --------------------------------------------
                                                     Signature

                                    WILLIAM S. WALSH
                                    --------------------------------------------
                                                     Print Name


                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ CAROL ZIMMERMAN
                                    --------------------------------------------
                                                     Signature


                                    CAROL ZIMMERMAN
                                    --------------------------------------------
                                                     Print Name


                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ FRANK Z. LEIDMAN
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    FRANK Z. LEIDMAN
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ J.M. CASCINO
                                    --------------------------------------------
                                                     Signature

                                    J.M. CASCINO
                                    --------------------------------------------
                                                     Print Name

                                    CHIEF EXECUTIVE OFFICER
                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ RICHARD E. NEWTON
                                    --------------------------------------------
                                                     Signature

                                    RICHARD E. NEWTON
                                    --------------------------------------------
                                                     Print Name

                                    VICE PRESIDENT OF OPERATIONS
                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ CATHERINE M. NEWTON
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    CATHERINE M. NEWTON
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ LANE NEMETH
                                    --------------------------------------------
                                                     Signature

                                    LANE NEMETH
                                    --------------------------------------------
                                                     Print Name


                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ EDWIN A. NEMETH
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    EDWIN A. NEMETH
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ CATHERINE ADAMS
                                    --------------------------------------------
                                                     Signature

                                    CATHERINE ADAMS
                                    --------------------------------------------
                                                     Print Name


                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    /s/ JEFF ADAMS
                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    JEFF ADAMS
                                    --------------------------------------------
                                                     Print Name

                                SIGNATURE PAGE TO
                            STOCK PURCHASE AGREEMENT
               DATED AS OF JULY 18, 2001 (THE "AGREEMENT"), AMONG
                    dreamlife, inc., DISCOVERY TOYS, INC. AND
                       THE OTHER PARTIES TO THE AGREEMENT

                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of dreamlife, inc., Discovery Toys, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

                                    NAME OF SIGNATORY


                                    DISCOVERY TOYS LLC
                                    --------------------------------------------
                                    Print Name of Entity (if applicable)


                                    /s/ ANTHONY R. CALANDRA
                                    --------------------------------------------
                                                     Signature


                                    ANTHONY R. CALANDRA
                                    --------------------------------------------
                                                     Print Name

                                    MANAGER
                                    --------------------------------------------
                                                     Print Title (if applicable)


                                    --------------------------------------------
                                             Signature of spouse (if applicable)


                                    --------------------------------------------
                                                     Print Name

                                                                      SCHEDULE I

                                  STOCKHOLDERS

--------------------------------------------------------------------------------
                                                        STOCKHOLDER    DREAMLIFE
       NAME AND ADDRESS                                   SHARES        SHARES
--------------------------------------------------------------------------------
Discovery Toys, L.L.C                                     216,216     17,212,058
c/o McGuggan, L.L.C
365 South Street
Morristown, NJ 07960
Attn.:  Anthony Calandra

--------------------------------------------------------------------------------

Lane Nemeth                                                73,710      5,867,747
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

Thomas C. Zimmer                                           24,570      1,955,916
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

Richard Newton                                              9,828        782,366
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

James M. Cascino                                           24,570      1,955,916
c/o Institutional Financing Services, Inc.
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

Jack B. Hood                                               14,742      1,173,549
c/o Institutional Financing Services, Inc.
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

Cathy Adams                                                 1,638        130,394
2919 Calle de la Mesa
Pleasanton CA 94566

--------------------------------------------------------------------------------

Carol Zimmerman                                             4,914        391,183
--------------------------------------------------------------------------------


                                       62

--------------------------------------------------------------------------------

c/o Institutional Financing Services, Inc.
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

William S. Walsh                                           54,054      4,303,014
330 South Street
Morristown, NJ 07962
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                             REGISTRATION RIGHTS AGREEMENT dated
                                    as of July 17, 2001 (the "AGREEMENT"), among
                                    DREAMLIFE, INC., a Delaware corporation (the
                                    "COMPANY") and those persons listed on
                                    SCHEDULE I attached hereto who or which are or become signatories hereto (the "STOCKHOLDERS").

                  Reference is made to the Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of July 17, 2001, among the Company, Discovery Toys, Inc. a California corporation ("DISCOVERY TOYS"), and the Stockholders, providing for, among other things, the purchase by the Company of all of the outstanding capital stock of Discovery Toys pursuant to which the Stockholders are receiving shares of common stock, $0.01 par value, of the Company ("COMMON STOCK") in consideration of all of the capital stock purchased by the Company. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

         1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         (a) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York. (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         (d) "NASD" shall mean the National Association of Securities Dealers, Inc.

         (e) "OTHER SHARES" shall mean at any time those Shares that do not constitute Primary Shares or Registrable Shares.

         (f) "PRIMARY SHARES" shall mean at any time all authorized but unissued Shares.

         (g) "PUBLIC OFFERING" shall mean a public offering of shares of Common Stock of the Company registered pursuant to the Securities Act.

         (h) "REGISTRABLE SHARES" shall mean the Shares received by the Stockholders pursuant to the Purchase Agreement, and any securities of the Company that may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Shares and such other securities issued or issuable with respect to such securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise.

         (i) "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

         (j) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         (k) "STOCKHOLDERS" shall mean any person or entity (i) that is receiving Shares pursuant to the Purchase Agreement, and (ii) who or which executes and delivers a counterpart signature page to this Agreement.

         (l) "SHARES" shall mean shares of the Company's Common Stock.

         2. REGISTRATION.

         (a) Subject to the terms and conditions set forth in this Agreement, the Company shall use its reasonable commercial efforts to file a Registration Statement on Form S-1 (or on such other form as may be available to the Company) (the "REGISTRATION STATEMENT") with the Commission for the public sale of the Shares within ninety (90) days of the date hereof. With respect to the registration pursuant to this Section 2, the Company may include in such registration any Primary Shares or Other Shares.

         3. RIGHT OF SUSPENSION. Notwithstanding any other provision of this Agreement, the Purchase Agreement or any Related Agreement (other than this Agreement) the Company shall have the right at any time to prohibit or suspend offers and sales of Registrable Shares covered by a Registration Statement contemplated by this Agreement whenever, and for so long as, in the sole reasonable judgment of the Company (i) there exists a material development or a potential material development with respect to or involving the Company that the Company would be obligated to disclose in the prospectus or offering circular used in connection with the Registration Statement, which disclosure would in the judgment of the Company be premature or otherwise inadvisable at such time, or (ii) an event has occurred that makes any statement made in the Registration Statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company shall determine to so prohibit or suspend offers and sales, the Company shall, in addition to performing those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Company, deliver a certificate in writing to each of the Stockholders signed by the Chief Financial Officer or Chief Executive Officer of the Company and, upon receipt of such certificate, the use of the Registration Statement and prospectus or offering circular, as the case may be, will be deferred or suspended and will not recommence until, in addition to those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by the Company, (x) such Stockholders' receipt from the Company of copies of the supplemented or amended prospectus or offering circular or (y) the Stockholders are advised in writing by the Company that the prospectus or offering circular may be used. The Company will exercise reasonable commercial efforts to ensure that the use of the Registration Statement and prospectus or offering circular may be resumed as quickly as practicable, and will provide prompt notice to the Stockholders when such use may be resumed.

         4. FILING OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Shares effected pursuant to Section 2 the Company shall:

         (a) prepare and file with the Commission the Registration Statement and such amendments (including post effective amendments) and supplements to the Registration Statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the Registration Statement current and effective at all times until the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144 or (ii) the date on which the Stockholders shall have sold all the Registrable Securities covered by the Registration Statement (the "Registration Period"), and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the Registration Statement for the period required to effect the distribution thereof, to use reasonable commercial efforts to make any corrections or updates to the Registration Statement or prospectus as promptly as practicable and to exercise best efforts to cause the Commission to declare the Registration Statement effective once filed;

         (b) furnish to the Stockholders such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full Registration Statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, as each Stockholder may reasonably request in order to facilitate the disposition of the Registrable Shares;

         (c) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such state jurisdictions of the United States as the Stockholders may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; PROVIDED, HOWEVER, that the Company shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by the Registration Statement in any jurisdiction which would require the Company to amend its certificate of incorporation or by-laws or covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

         (d) if such registration is an underwritten public offering, to enter into an underwriting agreement in form and substance customary under the circumstances; and

         (e) notify each holder of Registrable Shares promptly upon the issuance by the Commission of any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.

         5. CONDITIONS TO REGISTRATION OBLIGATIONS.

         (a) The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to Section 2 unless the holders of Registrable Shares being included in the Registration Statement consent to customary conditions of a reasonable nature that are imposed by the Company, including, but not limited to, the following:

                  (i) conditions prohibiting the sale of Registrable Shares by each Stockholder until the registration shall have been declared effective by the Commission;

                  (ii) conditions requiring each Stockholder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act; and

                  (iii) if such registration is an underwritten public offering, conditions requiring each Stockholder to enter into an underwriting agreement in form and substance customary under the circumstances.

         (b) The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to Section 2 until the earlier of (i) the Securities and Exchange Commission's confirmation that the Company may omit from the applicable registration statement audited financial statements for Discovery Toys, Inc. for the year ended December 31, 1998 which would otherwise be required pursuant to applicable rules and (ii) the date on which audited financial statements are available for each of the Company and Discovery Toys, Inc. for the ear ended December 31, 2001.

         6. INFORMATION PROVIDED BY THE STOCKHOLDERS. Whenever under this Agreement Registrable Shares are being registered, each Stockholder, as a condition to the inclusion of Registrable Shares held by such Stockholder in such registration, shall provide the Company on a timely basis with such information and materials as the Company may reasonably request in order to effect the registration of the Registrable Shares and the Company shall not be obligated to register such Stockholder's Registrable Shares if such Stockholder fails within twenty (20) Business Days after written request to provide such information and materials to the Company.

         7. RULE 144. With a view to making available to the Stockholders the benefits of Rule 144 under the Securities Act, the Company agrees to use commercially reasonable efforts to make available adequate current public information with respect to it within the meaning of, and as required pursuant to, Rule 144(c).

         8. TERMS AND CONDITIONS OF REGISTRATION. In connection with the registration pursuant to this Agreement, and subject to the other terms and conditions of this Agreement, the Company shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares consistent with the plan of distribution agreed upon by the Company and the Stockholders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to the provisions of Section 4(a) hereof; and all other material aspects of the registration and the registration process to the extent consistent herewith. In connection therewith, the Company may require that any such registration be underwritten, in which event (i) the managing underwriter shall be selected by the Company and
(ii) the inclusion of Registrable Shares in such registration shall be conditioned upon each holder thereof entering into an underwriting agreement in customary form with such underwriters participating in such registration.

         9. EXPENSES. All expenses incurred by the Company in effecting a registration under this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to any filing with any exchange or quotation system), fees and expenses of complying with securities and "blue-sky" laws, printing expenses, the fees and expenses of the Company's counsel and accountants, shall be paid by the Company; PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Registrable Shares and the fees and expenses of any counsel to the Stockholder or Stockholders, shall be borne by the Stockholders, in proportion to the number of Registrable Shares sold by such Stockholder or Stockholders.

         10. INDEMNIFICATION.

         (a) In connection with the registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Stockholders and in the case of a Stockholder that is not a natural person, such Stockholder's directors and officers, each underwriter, broker or other person acting on behalf of the Stockholders and each person that controls any of the foregoing (the "STOCKHOLDER INDEMNIFIED PERSONS") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Stockholder Indemnified Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in strict conformity with information furnished in writing to the Company by any such Stockholder with respect to information regarding any such Stockholder expressly for inclusion therein; PROVIDED, FURTHER, that the Company shall not be liable in any such case if the Stockholder failed to deliver an amendment or supplement to a prospective purchaser, if such amendment or supplement was provided to the Stockholder in sufficient time to deliver to the prospective purchaser and it corrected the untrue statement or alleged untrue statement or omission or alleged omission.

         (b) In connection with the registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Stockholder shall severally and not jointly indemnify and hold harmless the Company, each director of the Company, each officer of the Company, each underwriter, broker or other person acting on behalf of the Company and each person who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities joint or several (or actions in respect thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, to the extent, but only to the extent, such statement or omission was made in reliance upon and in strict conformity with information furnished to the Company or such underwriter, in writing, by such Stockholder for use in connection with the Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document, PROVIDED that the maximum liability of such Stockholder under this

Section 10(b) shall be limited to an amount equal to the gross proceeds received by such Stockholder upon the sale of Registrable Shares by such Stockholder pursuant to such registration.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement unless the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party upon advice of legal counsel shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding (provided that the indemnifying party shall not be responsible for the fees and expenses of more than one additional counsel for all indemnified parties). No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         11. TERMINATION. The registration rights granted pursuant to this Agreement shall terminate on the earlier of (i) the date as of which the Stockholders may sell or transfer all of the Registrable Shares covered by the Registration Statement in a three-month period under Rule 144, (ii) the date on which the Stockholders have sold or transferred all of the Registrable Shares covered by the Registration Statement or (iii) the three year anniversary of this Agreement; PROVIDED, that the provisions of Section 10 shall survive termination.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company, the Stockholders and, subject to Section 14, the respective successors, permitted assigns, heirs and legal representatives (as the case may be) of the Company and each Stockholder.

         13. CONFIDENTIALITY. Each Stockholder hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which such Stockholder may obtain from the Company in connection with this Agreement, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of this Section 13), or unless the Company gives its written consent to the release by such Stockholder of such information, except that no such written consent shall be required (and such Stockholder shall be free to release such information) if such information is to be provided to the lawyer or accountant of such Stockholder who are instructed to comply with this provision. Each Stockholder shall be responsible for making sure its lawyer and accountant comply with this Section 13. In the event the Stockholder becomes legally compelled to disclose any confidential information pursuant to a subpoena, summons, order or other judicial or governmental process, the Stockholder shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Stockholder shall furnish only that portion of such confidential information that is legally required.

         14. ASSIGNMENT. A Stockholder may not assign its rights under this Agreement to any purchaser or transferee of Registrable Shares without the prior written consent of the Company.

         15. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement and the other writings referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect to the subject matter hereof.

         16. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

         (a)      If to the Company to:
                  dreamlife, inc.
                  425 West 15th Street
                  New York, New York 10011
                  Attention: Peter A. Lund
                  Telecopier: (212) 433-1400;

                  with a copy (which shall not constitute notice) to:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, New York   10103
                  Telephone:  (212) 506-5000
                  Telecopier: (212) 506-5151
                  Attention:  Martin H. Levenglick, Esq.; and

         (b) If to the Stockholders, to the addresses set forth on Schedule I attached hereto;

                  with a copy (which shall not constitute notice) to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a Professional Corporation One Riverfront Plaza
                  Newark, New Jersey 07102
                  Attention:  Lawrence A. Goldman, Esq.
                  Telecopier: (973) 639-6283;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or telecopier upon confirmed receipt and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

         17. MODIFICATIONS; AMENDMENTS; WAIVERS. The terms and provisions of this Agreement may only be amended or waived either (a) with the written consent of the Company and the holders of a majority of the Registrable Shares, or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         19. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws principles).

         21. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS IN THE STATE OF NEW

YORK AND OF ANY FEDERAL COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST THEM BY ANY OF THE OTHER PARTIES HERETO. IN ANY SUCH ACTION OR PROCEEDING, THE PARTIES HERETO EACH HEREBY ABSOLUTELY AND IRREVOCABLY (I) WAIVES ANY OBJECTION TO JURISDICTION OR VENUE, (II) WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS, AND (III) AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED FIRST-CLASS MAIL DIRECTED TO SUCH PARTY, AS THE CASE MAY BE, AT THEIR RESPECTIVE ADDRESSES AS SET FORTH IN SECTION 16 HEREOF.

                [Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

                                        DREAMLIFE, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                      [COUNTERPART SIGNATURE PAGE FOLLOWS]

          [COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                  STOCKHOLDER:

                                       IF AN INDIVIDUAL STOCKHOLDER:


                                           -------------------------------------
                                                        (signature)


                                           -------------------------------------
                                                        (print name)

                                       IF AN ENTITY STOCKHOLDER:


                                           -------------------------------------
                                                    (print name of entity)

                                           By:
                                                --------------------------------
                                                         (signature)


                                           -------------------------------------
                                                         (print name)


                                           -------------------------------------
                                                         (print title)

                                  NUMBER OF REGISTRABLE SHARES OWNED
                                  BY STOCKHOLDER:
                                                  ------------------------------

                                   SCHEDULE I
--------------------------------------------------------------------------------
   STOCKHOLDER NAME AND ADDRESS                          NUMBER OF REGISTRABLE
                                                                 SHARES
--------------------------------------------------------------------------------
Discovery Toys, L.L.C                                          17,212,058
c/o McGuggan, L.L.C
365 South Street
Morristown, NJ 07960
Attn.:  Anthony Calandra

--------------------------------------------------------------------------------

Lane Nemeth                                                     5,867,747
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

Thomas C. Zimmer                                                1,955,916
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

Richard Newton                                                    782,366
c/o Discovery Toys, Inc.
6400 Brisa Street
Livermore, CA 94550

--------------------------------------------------------------------------------

James M. Cascino                                                1,955,916
c/o Institutional Financing Services, Inc.
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

Jack B. Hood                                                    1,173,549
c/o Institutional Financing Services, Inc.
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

Cathy Adams                                                       130,394
2919 Calle de la Mesa
Pleasanton CA 94566

--------------------------------------------------------------------------------

Carol Zimmerman                                                   391,183
c/o Institutional Financing Services, Inc.

--------------------------------------------------------------------------------
5100 Park Road
Benicia, CA 94510

--------------------------------------------------------------------------------

William S. Walsh                                                4,303,014
330 South Street
Morristown, NJ 07962
--------------------------------------------------------------------------------

                                                                       EXHIBIT D

                              TERMINATION AGREEMENT

         Termination Agreement, dated July ___, 2001 (the "AGREEMENT"), by and among DREAMLIFE, INC. (successor in interest to GHS, Inc.) (the "COMPANY"), Anthony J. Robbins ("ROBBINS"), Robbins Research International Inc. ("ROBBINS RESEARCH") and CYL Development Holdings LLC ("CYL").

         WHEREAS, the parties to this Agreement are all of the parties to the Stockholders Agreement, dated May 27, 1999 (the "STOCKHOLDERS AGREEMENT");

         WHEREAS, each of the parties hereto desire to terminate the Stockholders Agreement;

         NOW, THEREFORE, in consideration of the mutual promises made herein and other good an valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. The parties hereto hereby agree to terminate in its entirety the Stockholders Agreement and upon the execution and delivery of this Agreement the Stockholders Agreement shall be of no further force or effect.

2. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof.

3. This Agreement may be signed in two or more counterparts, each counterpart of which shall be deemed to be an original, all of which together shall be deemed to be one and the same instrument.


                 [Remainder of page intentionally left blank.]

         In witness whereof the parties or their duly authorized officers have executed this Termination Agreement as of the date first written above.

DREAMLIFE, INC. (as successor in interest to GHS, Inc.)


By:
         --------------------------------------------
         Name:
         Title:


-----------------------------------------------------
         Anthony J. Robbins


ROBBINS RESEARCH INTERNATIONAL INC.


By:
         --------------------------------------------
         Name:  Anthony J. Robbins
         Title:


CYL DEVELOPMENT HOLDINGS, LLC


By:
         --------------------------------------------
         Name:
         Title:

                                                                       EXHIBIT E

                               RELEASE AND WAIVER

                                 June ___, 2001

                  The undersigned (the "RELEASOR") has been informed that pursuant to the Stock Purchase Agreement dated as of June ___, 2001(the "PURCHASE AGREEMENT") among dreamlife, inc., a Delaware corporation ("PURCHASER"), Discovery Toys, Inc., a California corporation (the "COMPANY"), and the Company's stockholders (collectively, the "STOCKHOLDERS"), the Purchaser has purchased all of the outstanding shares of capital stock of the Company owned by the Stockholders, and that as a result, the Purchaser owns all of the issued and outstanding shares of capital stock of the Company (the "ACQUISITION").

                  Effective as of the closing of the Acquisition and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the undersigned on his, her or its behalf and on behalf of his, her or its (i) heirs, executors, administrators, agents, successors and assigns or (ii) predecessors, subsidiaries, affiliates and other related entities, as well as any current or former benefit plan administrators and trustees, officers, directors, shareholders or members (whether their ownership interests are held directly or indirectly), partners, agents, attorneys, employees, successors and assigns (the "RELEASOR PERSONS"), as applicable, hereby releases, waives and discharges the Company and the Purchaser, and their respective officers, directors, stockholders, agents, successors and assigns, as applicable (collectively, the "RELEASED PARTIES"), from any and all actions, causes of action, suits, debts, sums of money, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, whether known or unknown, liquidated or contingent, matured or unmatured, including, but not limited to, claims for breach of contract (including, without limitation, claims arising out of any employment agreement, offer letter, nonqualified employee benefit plan, existing stock option rights or severance agreement); tort; fraud or misrepresentation; violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, AS AMENDED, Americans With Disabilities Act or other federal, state, or local civil rights laws based on any protected class status; defamation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices, in law or equity (other than (x) rights of indemnification of the undersigned in his, her or its capacity as an officer and/or director under the Company's Articles of Incorporation or by-laws or under applicable provisions of the California Corporations Code, (y) rights to accrued and unpaid base salary and vacation benefits and (z) rights under the Company's 401(k) plan) (each a "CLAIM" and collectively, the "CLAIMS") arising from the Releasor's relationship with the Company prior to and including the date of the closing of the Acquisition or the Releasor's status as a director, officer or employee of the Company prior to and including the date of the closing of the Acquisition. The undersigned agrees and promises that he, she or it will not file any lawsuit asserting any such Claims. The undersigned shall not aid or assist any other person in connection with the pursuit of any claim that could not be brought by the undersigned hereunder, except in the case of a court order or validly issued subpoena.

                  The undersigned hereby represents and warrants that in his, her or its capacity as a stockholder, director, officer or employee of the Company, he, she or it has no knowledge of any claims that the undersigned may have as a shareholder, director, officer or employee of the Company against the Released Parties.

                  Effective as of the closing of the Acquisition, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Releasor (if the Releasor is an officer or director of the Company), on his or her behalf and on behalf of the Releasor Persons, hereby agrees that he or she will not make any claim for indemnification against any of the Company or Purchaser and their respective subsidiaries solely by reason of the fact that he or she was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Purchaser or the Company or their respective affiliates, successors and assigns and the respective officers and directors of each of the foregoing, or by any stockholder of the Company against such Releasor or Releasor Persons in connection with the Purchase Agreement or any agreements entered into in connection therewith or the transactions contemplated thereby or the representations made therein.

                  The undersigned hereby expressly waives and relinquishes any and all rights and benefits conferred upon the undersigned by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequences of such specific waiver of
Section 1542. Section 1542 of the Civil Code of the State of California provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The undersigned expressly agrees and understands that this Release and Waiver applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he, she or it may have against the Released Parties.

                  The invalidity or unenforceability of any provision of this Release and Waiver shall not affect or limit the validity or enforceability of any other provision hereof and if any particular provision of this Release and Waiver shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                  This Release and Waiver may not be changed except in a writing signed by the person(s) against whose interest such change shall operate.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Release and Waiver as of the date first written above.


                                                 -------------------------------
                                                 (print or type name)


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title (if applicable):

                                                                       EXHIBIT F

                             NOTE EXCHANGE AGREEMENT

                                     BETWEEN

                                 DREAMLIFE, INC.

                                       AND

                        CYL DEVELOPMENT HOLDINGS, L.L.C.

                                 DREAMLIFE, INC.
                              425 WEST 15TH STREET
                                    FLOOR 3R
                               NEW YORK, NY 10011

CYL Development Holdings, L.L.C.
330 South Street
Morristown, NJ  07962

                             NOTE EXCHANGE AGREEMENT

Dear Ladies and Gentlemen:

         The undersigned, DREAMLIFE, INC., a Delaware corporation (the "Corporation"), presently intends to issue common stock, $0.01 par value, of the Corporation (the "Common Stock") to CYL Development Holdings, L.L.C. (the "Investor") in accordance with this Agreement.

         ACCORDINGLY, the Corporation hereby agrees with you as follows:

         SECTION 1. ISSUANCE OF COMMON STOCK; CLOSING. Simultaneously with the execution and delivery of this Agreement, the Corporation is issuing to the Investor, and the Investor is acquiring from the Corporation, upon the terms and subject to the conditions hereinafter set forth, 2,400,000 shares of Common Stock, of the Corporation (collectively, the "Common Shares") at a price per share of $1.00, in exchange for the transfer and delivery to the Corporation, for cancellation, of the Corporation's note or notes issued in the aggregate amount of $2,400,000 to The Chase Manhattan Bank (the "Note") and now having an outstanding principal amount of $2,400,000 and now owned by the Investor. Simultaneously herewith (the "Closing"), the Corporation is issuing and delivering to the Investor a certificate representing the Common Shares being acquired by the Investor hereunder, registered in the name of the Investor, against delivery by the Investor of the Note, duly endorsed for transfer to the Corporation. It is a condition of the Closing that simultaneously with the Closing, the Corporation shall have completed the acquisition of 100% of Discovery Toys, Inc.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to the Investor as follows:

                  2.1. ORGANIZATION. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and to enter into this Agreement and perform its obligations hereunder.

                  2.2. CAPITAL STOCK. The Corporation's Form 10-Q filed with the SEC with respect to the fiscal quarter ended March 31, 2001 (the "Form 10-Q") sets forth a true and complete description of the authorized and outstanding shares of capital stock of the Corporation as of such date. All outstanding shares of Common Stock are and, when issued, all Common Shares to be issued hereunder will be, validly issued, fully paid and non-assessable and not subject to preemptive rights.

                  2.3. AUTHORITY. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regardless of whether such enforceability is considered a proceeding in law or equity.

                  2.4. NO CONFLICTS. Neither the execution, delivery and performance by the Corporation of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or (E) result in the creation of any Encumbrance (as defined below) on or against any assets, rights or property of the Corporation under any term, condition or provision of (x) any instrument or agreement to which the Corporation is a party, or by which the Corporation or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (as defined below) applicable to the Corporation or any of its properties, assets or rights or (z) the Corporation's Certificate of Incorporation or by-laws, as amended through the date hereof, respectively, which conflict, breach, default or violation or other event will have a material adverse effect on the Company's business, operations, properties, financial position or operating result or on its ability to consummate the transactions contemplated by this Agreement. "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money. "Governmental Authority" shall mean any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality.

                  2.5. CONSENTS. Subject to the representations and warranties of the Investor contained herein, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Corporation of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports and information under the Securities Act of 1933, as amended, (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Securities and

         Exchange Commission ("SEC") thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, or (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby.

                  2.6. SEC DOCUMENTS.

                  (i) The Corporation has furnished or made available to the Investor a correct and complete copy of the Corporation's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended December 31, 2000 (the "Form 10-K") and the Form 10-Q and each other report, schedule, and information statement filed by the Corporation with the SEC on or after the date of filing with the SEC the Form 10-Q, which are all the documents (other than preliminary material) that the Corporation was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "SEC Documents"). As of their respective filing dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the SEC Documents complied when filed as of their respective effective dates, in all material respects, with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                  (ii) The financial statements (including the notes thereto) of the Corporation included in the Form 10-K for the fiscal year ended December 31, 2000 and in the Forms 10-Q for the applicable fiscal quarter complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of the Corporation as at the dates thereof and the results of its operations, stockholders' equity and cash flows for the periods then ended.

                  2.7. BROKERS. Neither the Corporation nor any of its officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  2.8. NO MATERIAL ADVERSE CHANGE. Since the date of the Form 10-Q, no event which had or is likely to have a material adverse effect on the business, operations, properties, financial condition or operating results of the Corporation (a "Material Adverse Effect") has occurred or exists with respect to the Corporation, except as otherwise disclosed or reflect in press releases or other SEC Documents prepared through or as of a date subsequent to the date of the Form 10-Q. The Corporation has continued to incur losses from the date of the Form 10-Q through the date hereof.

                  2.9. NO GENERAL SOLICITATION. Neither the Corporation nor, to the Corporation's knowledge, any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities
         Act) in connection with the offer or sale of the Common Shares.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby severally represents and warrants to the Corporation as follows:

                  3.1. AUTHORITY. The Investor has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and this Agreement constitutes the valid and binding obligations of the Investor, enforceable in accordance with its terms, except (i) as limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.

                  3.2. ACCREDITED INVESTOR. The Investor is either an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) or has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring Common Shares under this Agreement.

                  3.3. INVESTOR INTENT. The Investor is acquiring the Common Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws. It is expressly understood that the Investor may grant the options contemplated by Section 4.2(a) hereof and perform its obligations under such options.

                  3.4. RESTRICTED SECURITIES. The Investor understands (i) that the Common Shares will not be registered under the Securities Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or any state securities or "blue-sky" laws, (ii) that the Common Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or "blue-sky" laws or is exempt from such registration,
         (iii) that the Corporation is under no obligation to so register any shares of Common Stock and (iv) that the certificate(s) evidencing the shares of the Common Stock will be imprinted with a legend substantially as set forth in Section 4.2(b) hereof.

                  3.5. RULE 144. The Investor understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

                  3.6. ACCESS TO INFORMATION; EXPERIENCE. The Investor has had access during the course of this transaction and prior to sale of the Common Shares to all information necessary to enable the Investor to evaluate the merits and risks of a prospective investment in the Corporation and the Investor has had an opportunity to discuss with representatives of the Corporation the business and financial affairs of the Corporation and the terms and conditions of the offering and to obtain such additional information, to the extent that the Corporation possesses such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information to which the Investor has had access and all questions raised by the Investor have been answered to the full satisfaction of the Investor. The Investor has conducted its own investigation and analysis of the business and its investment in the Common Shares and is not relying on the Corporation's business plan or executive summary (if any) or any other written material or any information or opinions that may be contained therein in making its decision to purchase the Common Shares. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Corporation so that it is capable of evaluating the merits and the risks of its investment in the Corporation and has the capacity to protect its own interests in making its investment in the Corporation. The Investor can afford to suffer a complete loss of its investment in the Common Shares.

                  3.7. SPECULATIVE INVESTMENT. The Investor understands that the Corporation has a limited financial and operating history, that the Common Shares are a speculative investment which involve a high degree of financial risk, and that there is no assurance of any economic, income or tax benefit from such investment. The Investor is aware of the ongoing losses incurred by the Company since March 31, 2001.

                  3.8. REVIEW OF AGREEMENT. The Investor has carefully read and reviewed this Agreement and, to the extent it believed necessary, the Investor has discussed with its legal, accounting and other professional advisors the representations, warranties and agreements which the Investor is making herein and the terms and conditions of the investment contemplated hereby.

         SECTION 4. AFFIRMATIVE COVENANTS.

                  4.1. CONFIDENTIALITY. The Investor hereby agrees to and shall keep strictly confidential and will not disclose or divulge any confidential, proprietary or secret information which the Investor may obtain from the Corporation, including, by way of example and not in limitation thereof, financial statements, reports and other materials submitted by the Corporation as required hereunder, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is or becomes publicly known (other than as a result of this Section 4.1), or unless the Corporation gives its written consent to the Investor's release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information) if such information is to be provided to the Investor's lawyer or accountant who are instructed to comply with this provision. The Investor shall be responsible for making sure its lawyer and accountant comply.

                  4.2. TRANSFER OF SECURITIES.

                           (a) RESTRICTIONS ON TRANSFER. The Investor
                  acknowledges that the Common Shares purchased hereunder have not been registered under the Securities Act, that such shares are being or will be issued pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Common Shares held by the Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 4.2, Section 4.4 or section 4.5 (which provides for certain additional restrictions on transfer), which conditions are intended to ensure compliance with the provisions of the Securities Act and this Agreement. Notwithstanding the foregoing, the Investor shall be permitted to grant an option to purchase all or any part of the Common Shares to any of Peter Lund or Philicia Levinson, upon such terms and conditions as shall be agreed among the parties thereto and to perform its obligations under such options.

                           (b) RESTRICTIVE LEGEND. Each certificate for Common
                  Shares held by the Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4.2(c) and 4.2(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS. COPIES OF THE RELEVANT TRANSFER RESTRICTIONS CONTAINED IN A NOTE EXCHANGE AGREEMENT BETWEEN DREAMLIFE, INC. AND THE OTHER PARTY THERETO MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DREAMLIFE, INC."

                           (c) NOTICE OF TRANSFER. The Investor agrees, prior to
                  any Transfer of Common Shares to give written notice to the Corporation of the Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 4.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, except in the case of a Transfer upon exercise of an option referred to in Section 4.2(a), shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities blue sky laws of any relevant state of the United States. Upon giving of such notice and, if required, opinion, the Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation; provided, that unless the restrictions imposed by this Section 4.2 have terminated, the transferee agrees in writing to be subject to the provisions of this Section 4.2. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 4.2(b) unless (a) registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities laws or (b) the Corporation shall have waived the requirement of such legends. The Investor shall not Transfer any Common Shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 4.2).

                           (d) REMOVAL OF LEGENDS, ETC. Notwithstanding the
                  foregoing provisions of this Section 4.2, the restrictions imposed by this Section 4.2 upon the transferability of any shares of the capital stock of the Corporation held by the Investor shall cease and terminate when (a) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 4.2(c) and, pursuant to
                  Section 4.2(c), the securities so transferred are not required to bear the legend set forth in Section 4.2(b) or (b) the holder of such shares has received an opinion of counsel stating that such holder has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 4.2 shall terminate, as herein provided, the Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in
                  Section 4.2(b) and not containing any other reference to the restrictions imposed by this Section 4.2.

         SECTION 5. MISCELLANEOUS.

                  5.1 NOTICES. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  (i) if to the Corporation, to:

                           425 West 15th Street
                           Floor 3R
                           New York, NY 10011
                           Attention: Philicia Levinson

                  (ii) if to the Investor, to the Investor's address set forth on the first page hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 5, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

                  5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto, PROVIDED, HOWEVER, that the rights and obligations of the Corporation shall not be assignable without the prior written consent of the Investor.

                  5.3 SURVIVAL. All representations and warranties contained in this Agreement shall survive the Closing.

                  5.4 AMENDMENTS. The terms and provisions of this Agreement may only be amended with the written consent of the Corporation and the Investor.

                  5.5 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                  5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  5.7 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  5.8 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED, EXCEPT TO THE EXTENT THAT THIS AGREEMENT RELATES TO THE INTERNAL AFFAIRS OF THE CORPORATION, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED TO SUCH MATTERS. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK OR THE STATE OF DELAWARE, AS THE CASE MAY BE, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS

         AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  IN WITNESS WHEREOF, the undersigned have caused this Note Exchange Agreement to be executed as of the date written below.

                                            DREAMLIFE, INC.


Dated:                                      By:
      --------------                           ------------------------
                                               Name:
                                               Title:


                                            CYL DEVELOPMENT HOLDINGS, L.L.C.


Dated:                                      By:
      --------------                           ------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT G

June 20, 2001


VIA EMAIL AND FACSIMILE


Ms. Philicia Levinson
Chief Financial Officer
dreamlife, inc.
425 West 15th Street
Floor #3
New York, NY 10011

         Dear Ms. Levinson:

This letter agreement memorializes the agreement between dreamlife, inc. ("dreamlife") and Yahoo!, Inc. ("Yahoo"), regarding the payment schedules set forth in Insertion Order No. 59520 dated December 6th 1999 and in the Yahoo! Inc./GHS Content License Agreement dated December 6th 1999, each by and between Yahoo and dreamlife (collectively, the "Agreements").

The parties hereto hereby acknowledge and agree that dreamlife is currently in arrears on the payments due Yahoo! in the amount of $104,167 for the payment due December 1, 2000 under the Yahoo! Inc./GHS Content License Agreement, and $125,000 for payments due as of December 1, 2000 under Insertion Order No. 59520. The parties have agreed to terminate the Agreements and enter into this letter agreement to resolve the outstanding payments owed by dreamlife. Upon receipt by Yahoo of the Settlement Amount (defined below) from dreamlife, dreamlife will be released of its payment obligations and responsibilities under the Agreements. For clarity, this release is effective only with respect to dreamlife's payment obligations under the Agreements. Any and all other obligations under the Agreement including, without limitation, any and all indemnity and confidentiality obligations, shall remain in full force and affect.

Dreamlife agrees to execute and deliver this letter agreement and wire, to the account set forth on Annex A to this letter agreement, the sum of Fifty Thousand Dollars ($50,000) (the "Settlement Amount"), in immediately available funds. Upon Yahoo's receipt of such amount, Yahoo agrees that the Settlement Amount will be in full settlement of all claims for payments set forth in the Agreement that Yahoo may have had, now has or may have in the future against dreamlife based on facts, transactions or occurrences that have taken place as of the date of this letter agreement with respect to the Agreements. Yahoo acknowledges that as of the date of this Agreement, no other payments or benefits have been promised or are otherwise due in the future to Yahoo by or from dreamlife.

In consideration of the Settlement Amount, Yahoo and each and all of its officers, directors, employees, assigns, and parent, subsidiaries and affiliated corporations and entities knowingly and voluntarily forever release and discharge dreamlife, and its respective officers, directors, present and former shareholders, employees, assigns, agents and parent, subsidiaries, divisions, affiliated, predecessor, successor corporations and entities, from any and all claims, demands, debts, liabilities, accounts, accounts reckoning, obligations, sums of money, and remedies of any nature whatsoever, known or unknown from the beginning of the world to the day of the date of this letter agreement relating to dreamlife's payment obligations under the Agreements.

Yahoo hereby represents and warrants that it shall not hereafter assert any claims, causes of action or other right to relief against dreamlife, or any person or entity released and discharged herein for acts or omissions occurring from the beginning of time through the date of this letter agreement relating to dreamlife's payment obligations under the Agreement.

Dreamlife hereby acknowledges that Yahoo has performed all of its obligations for the delivery of advertising units, integration of content or similar services. Dreamlife and each and all of its officers, directors, employees, assigns, and parent, subsidiaries and affiliated corporations and entities knowingly and voluntarily forever release and discharge Yahoo, and its respective officers, directors, present and former shareholders, employees, assigns, agents and parent, subsidiaries, divisions, affiliated, predecessor, successor corporations and entities, from any and all claims, demands, debts, liabilities, accounts, accounts reckoning, obligations, sums of money, and remedies of any nature whatsoever, known or unknown from the beginning of the world to the day of the date of this letter agreement relating to Yahoo's obligations for the delivery of advertising units, integration of content, or similar services under the Agreements, other than the release with respect to its payment obligations contained herein. Further, dreamlife represents and warrants that it shall not hereafter assert any claims, causes of action or other right to relief against Yahoo, or any person or entity related thereto, for acts of omissions occurring from the beginning of time through the date of this letter agreement relating to Yahoo's obligations for the delivery of advertising units, integration of content, or similar services under the Agreements.

This release and discharge is knowingly and voluntarily made by the parties with the specific intention that, to the maximum extent allowed by law, all claims against the other relating to the matters set forth herein, based on facts, transactions or occurrences that have taken place in respect of the Agreements as of the date of this letter agreement, shall be forever waived, released and discharged.

The parties warrant and represent that each is the only entity of any kind having any interest in any of the claims that are described or referred to herein and that each has the full power and authority to release, discharge, waive and compromise said claims. The parties further warrant and represent that none of said claims, nor any part thereof, have been assigned, granted or transferred to any other person, firm or entity.

The parties acknowledge that this letter agreement has been made in confidence and agree, as a material condition hereof, that neither they nor their counsel shall disclose privately or publicly, or cause or allow to be disclosed, privately or publicly, the fact of this settlement or any of the terms and provisions of this letter agreement to any person or entity, except to their counsel, accountants or as required by law. Any disclosure permitted hereunder shall be limited to the information required to or otherwise necessary under the circumstances to achieve the legitimate purpose of the disclosure, and shall include no other information. Notwithstanding anything to the contrary contained herein, if asked about the matter, the parties are entitled to respond and shall state that "the matter has been resolved amicably," or words of substantially identical import.

The parties agree that they have read and understand this letter agreement, and mutually warrant and represent that this letter agreement is entered into voluntarily and without duress or undue influence on the part of or on behalf of either party hereto.

This letter agreement contains the sole and entire agreement and understanding of the parties with respect to the subject matter hereof, and any and all prior discussions, negotiations, commitments and understandings related hereto are merged herein. No representations, oral or otherwise, expressed or implied, other than those set forth herein have been made by any party to this letter agreement. No other agreements, oral or otherwise, not specifically set forth herein, shall be deemed to exist or to bind any of the parties hereto.

No provision of this letter agreement may be modified, amended, altered or waived except by a written instrument duly executed by both of the parties hereto. A waiver of any one provision of this letter agreement shall not be deemed a waiver of any other provision of the letter agreement.

In the event that either party commences an action or proceeding to enforce any provision hereof, or for damages by reason of any alleged breach of any provision of this letter agreement, or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all costs and expenses incurred thereby, including but not limited to any trial and appellate costs incurred in ascertaining or enforcing such party's right under this letter agreement, and any additional relief to which such party may be entitled.

This letter agreement is entered into pursuant to the laws of the State of California and shall be governed by, construed and interpreted in accordance therewith, without regard to the choice-of-law principles thereof.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

Please sign this letter as provided below to confirm our agreement and return your signature to me via facsimile with the original to follow by overnight service.

                                                Sincerely,


                                                YAHOO, INC.


                                                By
                                                  ------------------------------
                                                Title
                                                     ---------------------------

        ACKNOWLEDGED AND AGREED
THIS __DAY OF JUNE, 2001.

        DREAMLIFE, INC.


        By
          -------------------------------
        Title
             ----------------------------

                                                ANNEX A

                           Yahoo's wire instructions are as follows:

                                      IMPERIAL BANK
                                      2015 Manhattan Beach Blvd.
                                      Redondo Beach, CA  90278
                                      Attn:  Central California Regional Office
                                      Routing #: 122201444
                                      Beneficiary Account Name:  Yahoo! Inc
                                      Beneficiary Account Number:  0017-063-286

                                                                       EXHIBIT H

                  TERMINATION, SETTLEMENT AND RELEASE AGREEMENT

         This Termination and Settlement Agreement (the "Termination and Settlement Agreement"), dated as of June 25, 2001 (the "Settlement Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), with offices located at 22000 AOL Way, Dullas, Virginia 20166 and Deamlife, Inc. ("Interactive Content Provider" or "ICP") with offices located at 425 West 15th Street, Suite 3R, New York, New York 10011 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

         AOL and ICP are Parties to that certain Interactive Services Agreement dated July 17, 2000 (the "Agreement").

         WHEREAS, AOL notified ICP by letter dated January 8, 2001, that ICP was in material breach of the Agreement as a result of its failure to comply with its payment obligations under Section 1.5 of the Agreement; and

         WHEREAS, the Parties wish to provide for the early termination and settlement of the Agreement.

                                      TERMS

                  It is therefore agreed as follows:

21. PAYMENT. ICP hereby agrees to pay the single sum of fifty thousand dollars ($50,000.00), payable by ICP to AOL upon the full execution of this Termination and Settlement Agreement, which sum shall constitute full and final settlement of any and all claims or bases which were asserted or could have been asserted, all claims for restitution, refund of payment, attorneys' fees, cost of court, punitive damages, and pre- or post-judgment interest arising out of ICP's failure to pay the amounts due as set forth in Section 1.5 of the Agreement.

22. TERMINATION. Subject to ICP's full and complete payment, as set forth in
Section 1 herein, the Agreement shall terminate on the Settlement Effective Date, provided that those provisions of the Agreement which by their terms survive termination of the Agreement, including without limitation all provisions relating to confidentiality and non-disclosure, shall survive termination, as expressly provided therein.

23. PLACEMENTS: IMPRESSIONS. The Parties hereby agree that, as of the Settlement Effective Date, AOL shall have no further obligations to ICP to provide carriage, Placements or Impressions pursuant to Sections 1.1, 1.6 and Exhibit A-1 of the Agreement.

24. RELEASE. AOL and ICP each releases and forever discharges the other and all if its stockholders, employees, agents, successors, assigns, legal representatives, affiliates, directors and officers from and against any and all actions, claims, suits, demands or other obligations or liabilities of any nature whatsoever, whether know or unknown, which the releasing Party or its stockholders, employees, agents, successors, assigns, legal representatives, affiliates, directors or officers have had, now have or may in the future have arising out of or in connection with the Agreement, which exists as of this Settlement Effective Date, except in connection with those provisions which survive termination of the Agreement and this Termination and Settlement Agreement after the Settlement Effective Date.

25. ENTIRE AGREEMENT. This Agreement is the entire agreement between the Parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the Parties, oral or written, regarding such subject matter. This Agreement shall not be modified unless done so in a writing signed by authorized representative officers of both Parties.

26. APPLICABLE LAW: JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles.

27. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                  AMERICA ONLINE, INC.              DREAMLIFE, INC.

                  By:                               By:
                      ------------------------          ------------------------

                  Print Name:                       Print Name:
                               ---------------                   ---------------

                  Title:                            Title:
                          --------------------              --------------------

                  Date:                             Date:
                         ---------------------             ---------------------

EXHIBIT I

                     MODIFICATION TO PETER LUND OFFER LETTER
                                 DEFERRED BONUS

Paragraph C ("Deferred Bonus") of the July 24, 2000 Offer Letter is deleted and replaced with the following:

         The three million dollar ($3,000,000) bonus called for in the Offer Letter is fully vested and will be paid as follows:

                  1. If Dreamlife is successful in raising $8 million in new capital (including, without limitation, convertible debt), the $3 million bonus payment will be made in three equal payments of $1 million each in July 2003, 2004 and 2005.

                  2. If Dreamlife is not successful in raising $8 million of new capital, the $3 million bonus payment will be made in 5 equal payments of $600,000 each in July 2003, 2004, 2005, 2006 and 2007; provided, however, that if Dreamlife is successful in raising $8 million of new capital after payments have begun to be made to you pursuant to this paragraph 2, payments will be accelerated to coincide with the schedule provided for in paragraph 1.

                  3. The unpaid portion of the Deferred Bonus will be paid within three months of your termination if you are terminated by the company other than for cause (as such term is defined in the Plan) prior to having received payments totaling $3 million.

                                                 DREAMLIFE, INC.


                                                 By:
                                                     ---------------------------
                                                     Peter A. Lund
                                                     Chief Executive Officer

Agreed to and accepted by:


-----------------------             ----------
Peter A. Lund                       date
Chief Executive Officer
Dreamlife, Inc.


Acknowledged and accepted by:

-----------------------             ----------
Julius Koppelman                    date
Chairman of the Board
Discovery Toys, Inc.

                                                                       EXHIBIT J

                                 DREAMLIFE, INC.
                              425 WEST 15TH STREET
                                    FLOOR 3R
                               NEW YORK, NY 10011


                                                    July ___, 2001


Wit SoundView Corporation
c/o Wit Capital Corporation
826 Broadway
New York, NY 10003
Attention:  Mack Rossoff

Dear Mack:

         dreamlife, inc. (the "COMPANY") and Wit SoundView Corporation ("WIT") hereby agree as follows:

         For and in consideration of the Company's payment to Wit of $200,000 (the "TERMINATION PAYMENT") in cash, by wire transfer of immediately available funds to an account designated by Wit, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, both Wit and the Company hereby agree that the letter agreement between the Company and Wit, dated April 1, 2000 (the "LETTER AGREEMENT"), excluding the Indemnification Agreement, executed by the parties on April 1, 2001 and attached as Annex A to the Letter Agreement, is terminated immediately. The Termination Payment shall satisfy in full any and all amounts due and payable to Wit by the Company pursuant to the Letter Agreement (exclusive of the Indemnification Agreement which shall continue to be in effect).

         For and in consideration of the Termination Payment and as a material inducement to the Company to enter into this Agreement, Wit knowingly and voluntarily releases, acquits and forever discharges the Company, the Company's present and former stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, subsidiaries, affiliates, and all persons acting by, thorough, under or in concert with any of them (hereinafter collectively referred to as the "RELEASEES"), from any and all claims of any nature whatsoever, known or unknown, which exist, have existed or may arise from any matter arising out of or in any way related to the Letter Agreement (collectively, "CLAIMS"), that Wit or its successors and assigns ever had, now have or at any time hereafter may have, own or hold against each of or any of the Releasees; PROVIDED, HOWEVER, that the provisions of this paragraph shall not be applicable in the case of any Claim made by Wit pursuant to the terms of the Indemnification Agreement.

         For and in consideration of Wit's agreements hereunder, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a material inducement to you to enter into this Agreement, the Company knowingly and voluntarily releases, acquits and forever discharges Wit, all of its present and former stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, subsidiaries, affiliates, and all persons acting by, thorough, under or in concert with any of them (the "WIT RELEASEES") from any and all Claims that the Company ever had, now has or at any time hereafter may have, own or hold against each of or any of the Wit Releasees pursuant to the Letter Agreement.

         By signing and returning this Agreement, each party represents and acknowledges that:

         (i) It has carefully read this Agreement in its entirety and fully understands the terms hereof.

         (ii) It has had an opportunity to be advised by competent counsel of its own selection as to the meaning and significance of this Agreement, the general release contained herein, and all of the terms of this Agreement.

         (iii) It is giving the release of claims effectuated herein in return for consideration to which it otherwise would not have been entitled.

         (iv) It understands that it shall be a breach of this Agreement to institute any action or to recover any damages, which would be in conflict with, or contrary to this acknowledgement.

         It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom or modify the portion thus adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made and to be made only to the extent necessary to cause the provision as amended to be valid and enforceable. by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or of any other right, power or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. All notices, requests, consents and other communications under this Agreement shall be delivered to (i) if to the Company, to the address set forth on the first page of this Agreement, facsimile: (212) 433-1400,
Attention: Chief Financial Officer, and (ii) if to Wit, to the contact information set forth on the first page of this Agreement. All such notices, requests, consents and other communications shall be deemed to have been delivered (x) in the case of personal delivery or delivery by facsimile, on the date of such delivery; (y) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch; and (z) in the case of mailing, on the third business day after the posting thereof.

         This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; PROVIDED, HOWEVER, that neither party may assign this Agreement or any of its rights or interest herein, in whole or in part, to any other person or entity without the prior written consent of the other party. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

              [SIGNATURE PAGE TO LETTER DATED AS OF JULY ___, 2001]

                                               Very truly yours,

                                               DREAMLIFE, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


ACKNOWLEDGED AND AGREED
TO AS OF THE DATE FIRST
WRITTEN ABOVE:

WIT SOUNDVIEW CORPORATION


By:
        --------------------------------------------
        Mack Rossoff
        Managing Director